UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒           Definitive Proxy Statement
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U.S. Energy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. ENERGY CORP.
877 North 8th West
Riverton, Wyoming  82501
-------------------------
Notice of Annual Meeting of Shareholders
-------------------------

We are pleased to give you notice of our Annual Meeting of Shareholders:

Date:                 Friday, June 29, 2012                                                                Time:           8:30 AM MDT

Place:                 877 North 8th West, Riverton, Wyoming 82501

Purposes:	1.
Elect the two nominees for directors identified in the accompanying proxy statement (Keith G. Larsen and Thomas R. Bandy) to serve until the third succeeding annual meeting of shareholders and their successors have been duly elected or appointed and qualified;

2.	Ratify the appointment of Hein & Associates LLP as the independent auditor for fiscal year 2012;
3.	Hold an advisory vote on executive compensation (“Say on Pay Vote”);
4.	Approve a 2012 Equity and Performance Incentive Plan (“2012 Equity Plan”) to replace the expired 2001 ISOP; and
5	For any other purpose that properly may come before the meeting, in accordance with the Bylaws of the Company.

Record Date:                      April 30, 2012.  The stock transfer books will not be closed.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2011 with this Notice of Annual Meeting of Shareholders and Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

The Securities and Exchange Commission (“SEC”) requires companies to furnish proxy materials over the Internet, which reduces environmental impact as well as printing and mailing costs.  Unless otherwise requested by the shareholder, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of mailing paper copies of the proxy materials.  The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials.  All stockholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote -

➢	By the Internet – Go to the website shown on your proxy card or the Notice of Availability; or
➢	By Telephone – Call the toll free number shown on the Notice of Availability; or
➢	By mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you owned shares in the Company at the close of business on April 30, 2012, you may attend and vote at the meeting.  The names of shareholders of record entitled to vote at the meeting will be available for review at the meeting and during regular business hours at our headquarters in Riverton, Wyoming.

If you wish to attend the meeting and vote in person, but you are a beneficial owner (i.e., your shares are held in “street name”), contact your broker, as soon as you receive this notice, to obtain a “legal proxy” which you must bring to the meeting in order to vote in person at the meeting.

By Order of the Board of Directors
Dated:  April 30, 2012                                                                            Steven R. Youngbauer
Secretary

TABLE OF CONTENTS
                                                                                                                                          Page
GENERAL
Who Can Vote	4
Quorum and Voting Rights	4
How Your Proxy Will Be Voted; Recommendation of the Board	5
Granting Your Proxy	5
Revoking Your Proxy	5
Proxy Solicitation	6
Requirement and Deadlines for Shareholders to Submit Proxy Proposals	6
CORPORATE GOVERANCE - Audit, Compensation and Nominating Committees	6
Advance Notice Requirements for Other Shareholder Proposals	10
Principal Holder of Voting Securities and Ownership by Officers and Directors	12
PROPOSAL 1: ELECTION OF DIRECTORS	15
Directors	15
Filing of Reports Under Section 16(a)	18
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	19
Principal Accounting Fees and Services	19
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
Executive Compensation	21
Compensation Discussion and Analysis	21
Grants of Plan-Based Awards	30
Outstanding Equity Awards at April 30, 2012	31
Option Exercises and Stock Vested	32
Potential Payments upon Change in Control	34
Retirement Policy	35
Non-Employee Director Compensation Table	38
PROPOSAL 4: 2012 EQUITY PLAN	40
Certain Relationships and Related Transactions	45
Audit Committee – Report	47

U.S. ENERGY CORP.

877 North 8th West
Riverton, Wyoming  82501

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
ON FRIDAY, JUNE 29, 2012

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the annual meeting of shareholders to be held on Friday, June 29, 2012, at 8:30 am MDT (the “Annual Meeting”), and at any adjournments of the meeting.

GENERAL

Who Can Vote

Only holders of our common stock at the close of business on the record date of April 30, 2012 are entitled to receive notice and to vote at the Annual Meeting.  As of April 30, 2012, there were 27,460,978 shares of our common stock issued and outstanding.

You may hold your shares of record or in “street name.”  The difference between shareholders of record and street name holders is:

•
Shareholder of Record.  If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered with respect to those shares to be the shareholder of record and you may vote directly by internet, telephone, mail or in person.

•
Street Name Shareholder.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “street name” holder, and the beneficial owner, of those shares and you have the right to direct your broker or nominee how to vote.  However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting.  Shares of common stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for determining a quorum.

New York Stock Exchange (“NYSE”) Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted.  Because the rule governs all brokers, the amendment affects all public companies that have shares held in street name, not just companies listed on the NYSE.  Under the rule, brokers have discretionary authority to vote street name shares on “routine” items such as the ratification of the Company’s appointment of auditors, but not on other matters, including the election of directors.  Of the matters to be presented at the Annual Meeting, only the ratification of auditors will be considered a routine matter for purposes of the rule.  Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the other matters, and a “broker non-vote” will occur with respect to those matters.

You are entitled to one vote for each share of U.S. Energy Corp. common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.  On Proposal 1, Election of Directors, nominees in number equal to the seats to be filled on the Board who receive a plurality of votes cast, will be elected as directors.  If you withhold your shares from voting, your shares will not be counted for any director.  Withheld votes and broker non-votes will have no effect on the election of directors.

Each of the other proposals, and any other matter which properly comes before the meeting in accordance with the Bylaws of the Company, will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast opposed to the proposal.  Abstentions are not considered votes cast and they will have no effect.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the four proposals stated in the Proxy Statement:

•	For Proposal 1 - the nominees for director are Keith G. Larsen and Thomas R. Bandy;

•	For Proposal 2 - ratification of appointment of Hein & Associates LLP as the independent auditor of the Company for the fiscal year 2012;

•	For Proposal 3 - advisory vote on executive compensation; and

•	For Proposal 4 - approval of the 2012 Equity Plan.

Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy.  If you make no specifications, your proxy will be voted in favor of all the proposals listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement.  However, as permitted by SEC Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting.  The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted.  You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.  If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Proxy Solicitation

We will pay all expenses of our solicitation of proxies for the Annual Meeting.  In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses.  We have not hired a solicitation firm for the meeting.  Our employees and directors will solicit proxies by telephone or other means, if necessary; they will not be paid for these services.

Requirement and Deadlines for Shareholders to Submit Proxy Proposals

Under SEC rule 14a-8, if a shareholder wants us to include a proposal under that rule to be included in our proxy statement and presented at the Annual Meeting of shareholders to be held in June 2013, information about the proposal must be received by us in writing at least 120 calendar days in advance of the first anniversary of the delivery of these proxy materials, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention:  Steven R. Youngbauer, Secretary.  In addition, the Board amended the Company’s Bylaws in March 2009 to adopt “advance notice” requirements that apply to all other proposals which shareholders may wish to have included in the Company’s proxy statement, or to be stated in a notice for a special meeting of shareholders.  Information about other proposals must be provided to the Company at least 90 calendar days before the meeting date.  Please see “Advance Notice Requirements for Proposed Nominees to the Board and Other Proposals,” below.

Copies of Our Form 10-K

Promptly upon receiving a request from any shareholder, without charge we will send to the requester a copy of our Annual Report on Form 10-K for the twelve months ended December 31, 2011, with exhibits, as filed with the SEC.  Please address your request to Steven R. Youngbauer, Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501.  You also may call or fax Mr. Youngbauer at T 307.856.9271, F 307.857.3050.

CORPORATE GOVERNANCE
Board of Directors, Audit, Compensation and Nominating Committees

General

We are committed to sound corporate governance principles.  To evidence this commitment, the Board has adopted charters for its committees and a Code of Ethics.  These documents, along with the Articles of Incorporation and Bylaws, provide the framework for our corporate governance.   The charters of the Audit Committee, the Compensation Committee, and the Nominating Committee may be viewed at our web site (www.usnrg.com), at the tab “Investor Relations,” then go to “Corporate Governance.”  The Code of Ethics also may be viewed at that location.  If these documents are amended (or if the Code of Ethics is waived in a manner requiring disclosure under SEC rules), the amendments (and the occurrence of the waiver of the Code of Ethics), will be disclosed on the website as required by the SEC.  Copies of each of these documents are available without charge to any person who requests them, by sending a request to U.S. Energy Corp., Attn: Steven R. Youngbauer, Secretary, 877 North 8th West, Riverton, Wyoming 82501.

Board and Committee Independence

The Board is comprised of a majority of independent directors.  Specifically, the Board has determined that Stephen V. Conrad, Jerry W. Danni, Leo A. Heath and Allen S. Winters are independent under applicable NASDAQ rules.  In addition, the Audit Committee, the Compensation Committee, and the Nominating Committee are each comprised solely of independent directors as required under the applicable requirements of NASDAQ and the SEC.

Meetings of the Board

The Board consists of seven members and they have primary responsibility for directing management of the business.  During 2011, the Board held nine formal meetings, which were attended by all of the directors serving on the Board, except that Leo A. Heath missed one telephonic meeting during the year.  The Board also approved three actions by unanimous consent without conducting formal meetings in addition to conferring informally on several other occasions during the year.

Attendance of Annual Meetings by Directors

The directors all attended the June 24, 2011 Annual Meeting of shareholders.

Communications from Shareholders to the Board

The independent directors have established a process for collecting and organizing communications from shareholders.  Shareholders may send communications to the Board by addressing their communications to Keith G. Larsen, Chief Executive Officer and Chairman of the Board, or Mark J. Larsen, President, at 877 North 8th West, Riverton, Wyoming 82501.  Pursuant to this process, Keith Larsen and Mark Larsen will determine which of the communications address matters of substance and which should be considered by all directors, and will send those communications to all the directors for their consideration.

Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee.  The Audit Committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems.  The Audit Committee also recommends selection of auditing and internal audit firms and exercises general oversight of the activities of our independent auditors, principal financial and accounting officer and accounting employees and related matters. The Chairman of the Audit Committee is Stephen V. Conrad, who is a Certified Public Accountant.  The Board has determined that Mr. Conrad is an audit committee financial expert as defined in Rule 407(d) of SEC Regulation S-K.  Other members of the Audit Committee are Jerry W. Danni and Leo A. Heath.  All members of the Audit Committee are independent directors under applicable NASDAQ and SEC rules.

The Audit Committee met five times in 2011.  All Committee members either attended in person or by telephone.  The Committee reviewed our financial statements for each of the quarters ended March 31, June 30 and September 30, 2011 and for the twelve months ended December 31, 2011 and discussed them with management and our independent audit firm.  After the quarterly and year end meetings, the Committee met in executive session with our independent audit firm.  The Committee also discussed with the independent audit firm the various matters required to be discussed in SAS 61 (Codification of Statements on Auditing Standards, AU 380).  Based on the foregoing, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the twelve months ended December 31, 2011.  During the year ended December 31, 2011, the Committee also met independently of management with the firm that performs internal control testing for the Company pursuant to Section 404 of the Sarbanes-Oxley Act.  All members of the Committee were present in person or on the telephone during the meeting where the internal controls were reviewed.  The Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

The Company has a Compensation Committee, whose members are Jerry W. Danni, Stephen V. Conrad and Leo A. Heath.  These members are independent under criteria established by NASDAQ.  Mr. Danni serves as the Chairman of the Compensation Committee.  This Committee met formally on four occasions in 2011, and discussed compensation matters informally several times throughout the fiscal year.  All Compensation Committee members attended all meetings of the Committee during 2011 either in person or by phone.

The Compensation Committee reviews and recommends to the Board compensation packages for the officers of the Company.  Please see “Executive Compensation – Compensation Discussion and Analysis.”

Nominating Committee

The Company has a Nominating Committee, whose members are Allen S. Winters and Jerry W. Danni.  Both are independent directors under NASDAQ rules.  Mr. Winters serves as the Chairman of the Nominating Committee.  The Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board to be included in the Company’s Proxy Statement for the annual shareholders meeting; and when required for election by the Board to fill vacancies in the Board occurring between annual shareholder meetings.

The Nominating Committee met two times during 2011 with all members attending either in person or by telephone.

Board Leadership

U.S. Energy combines the roles of Chief Executive Officer and Chairman of the Board, with Keith G. Larsen as CEO and Chairman.  Keith G. Larsen is responsible for setting the strategic direction for the Company, and sets the agenda for and presides over Board meetings.  The Company believes that the combined position of the Chairman and CEO has the following advantages: (i) it ensures a unity of command and a single point of accountability and responsibility, (ii) it eliminates any potential conflicts between the CEO and the Chairman, (iii) it removes any internal or external ambiguities as it pertains to the ultimate spokesperson of the firm and (iv) it provides for a more informed and expeditious decision-making process.  Mark J. Larsen, also a director and President and Chief Operating Officer, is primarily responsible for execution of strategies and daily operations.

Risk Oversight

The Company faces various risks in its business, including liquidity and operational risks.  Our exposure to credit risk is relatively limited because we do not guarantee financial instruments or obligations of third parties.  Liquidity risk is encountered in the context of balancing contractual commitments to spend capital, and also is involved in the Company’s hedging commitments for oil and gas price protection.  With approval of the Board, we entered into hedging commitments for the 2012 calendar year  covering 600 barrels per day of oil production (approximately 50% of production at December 31, 2011).  Any change in hedging strategy will require approval of the Board.

General business operations are managed by the executive officers, who report to the Board as needed on developments in approved areas.  Operations are run in conformity with the annual budget presented by management and approved, with appropriate modifications as needed throughout the year, by the Board.  However, material budget variations (for example, a proposed acquisition or disposition of a significant property or an entry into a significant joint venture) are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board.  In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company.  We believe this process provides the Board a continuing and key role in risk oversight.

Compensation Risk Assessment

The Compensation Committee has determined that our overall compensation package provides a balanced mix of annual salary and cash bonuses, and longer-term incentives (through awards of stock and stock options and the Company’s funding of the ESOP and a 401(k) plan).  We do not believe that the package stimulates excessive risk taking, but instead encourages behaviors that contribute to creating sustainable value for shareholders. Short term achievement is motivated by salaries plus a Performance Compensation Plan (“PCP”) which provides for cash bonuses based primarily on meeting objective Company-wide goals.  Using positive cash flow as a goal within the PCP matrix, is appropriate for the capital intensive oil and natural gas industry.  Additionally, the PCP allows for payment in cash of a discretionary Outstanding Performance Compensation Award for extraordinary service, in any given year, unrelated to the PCP matrix.  See “Executive Compensation – Compensation Discussion and Analysis – Performance Compensation Plan.”  Longer-term incentives have been provided through the award of stock options from time to time, as well as the stock award program (for executive officers) and Company-wide ESOP and 401(k) plan contributions.

Potential bonuses under the PCP range from 10% to 100% of annual base compensation depending on pay rates with senior executives the only employees eligible for a bonus of 100%.  All factors under the PCP are tied to performance of financial and production objectives.  The matrix for bonuses under the PCP is dynamic and is established each year by the Compensation Committee and approved by the Board.  Changes are made to the matrix as needed to continue motivating officer and employee performance for the improvement of shareholder value.  The Board does not believe that the PCP encourages inappropriate risk taking.  The risks associated with the PCP are significantly offset by the other Company-wide bonus elements within the PCP, and are balanced by the longer-term incentives which focus on profitability and stock price.

2011 Performance Compensation Plan

Total employee bonuses accrued during the year ended December 31, 2011 under the 2011 PCP and paid in 2012 were $249,000; the named executive officers (“NEOs”) received a total of $174,000.

Executive Committee

The Executive Committee helps implement the Board’s overall directives as necessary.  Members include Keith G. Larsen, Chairman, Mark J. Larsen and Stephen V. Conrad.   The Executive Committee usually does not conduct formal meetings.

Advance Notice Requirements for Shareholder Proposals

For Proposed Nominees to the Board

When needed, as determined by the Board, the Nominating Committee considers and recommends to the Board individuals who may be suitable to be nominated to serve as directors.  The Nominating Committee has adopted a written charter regarding the Company's director and officer nomination process.  The charter requires the Committee to consider only individuals who possess the business and financial skills necessary to oversee and guide the Company, if elected.  The charter does not require that diversity (whether of background, experience, gender or other attributes) be considered in the process.

Pursuant to its charter, the Nominating Committee has adopted a policy for consideration of any director candidates recommended by shareholders, and may (or may not) recommend to the Board that candidate(s) be put on an Annual Meeting election slate and identified in the Company's proxy statement, if:

• At least 150 calendar days before the meeting date, the shareholder requests in writing that the Nominating Committee consider an individual for inclusion as a director nominee in the next proxy statement for an Annual Meeting.  The shareholder must identify the individual and provide background information about the individual sufficient for the Committee to evaluate the suggested nominee's credentials.  Such requests should be addressed to Keith G. Larsen, Chief Executive Officer and Chairman of the Board, who will forward the requests to the Nominating Committee.

• The candidate meets certain specific minimum qualifications: Substantial experience in top or mid-level management (or serving as a director) of public or private mineral exploration companies, with particular emphasis on understanding and evaluating mineral properties for either financing, exploration and development, or joint venturing with industry partners; contacts with oil and gas or mining industry companies to develop strategic partnerships or investments with the Company; and the ability to understand and analyze complex financial statements.  A shareholder-recommended candidate also will have to possess a good business and personal background, which the Nominating Committee will independently verify.  These same categories of qualifications will be used by the Nominating Committee in considering any nominee candidate, whether recommended by a shareholder, an officer, or another director.

• The Company is provided with all information relating to a shareholder-recommended candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”);

• The Company is informed whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the recommending shareholder or the candidate with respect to stock of the Company, and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such holder or candidate, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk of stock price changes for, such holder or candidate or to increase or decrease the voting power or pecuniary or economic interest of such holder or candidate with respect to stock of the Company; and

• The Company receives representations from the shareholder (i) that he, she or it is a holder of record of stock of the Company entitled to vote at a meeting of stockholders and intends to appear in person or by proxy at the meeting to propose such nomination; and (ii) whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination (if the Board determines to include the candidate in the Company’s proxy statement).

These procedures also are mandated by the Company’s Bylaws, as amended in March 2009.

All director candidates recommended by a shareholder, or a director or officer, will be evaluated by the Nominating Committee (which is comprised solely of independent directors) in good faith.  Director nominee candidates must be recommended for the Board selection by the Nomination Committee.  However, a majority vote of the Board in favor of a director nominee must also include a majority vote of the independent directors for the Company to include that individual’s name in an Annual Meeting notice and identify that individual in the Company’s proxy statement for that Annual Meeting.

For the Annual Meeting scheduled for June 29, 2012, the Nominating Committee has not received a request from any shareholder for consideration of a nominee candidate.

For Other Shareholder Proposals

For any other matter to be considered as a proper purpose for consideration by the shareholders at an annual or special meeting (referred to as an “Additional Purpose”), each of the conditions set forth below must be satisfied in order for the Additional Purpose to be included in the Company’s notice of the meeting.  If the conditions are satisfied, an Additional Purpose would be set forth in either the Company’s proxy statement, or a proxy statement prepared by the shareholder or shareholders requesting that the matter be voted upon by all shareholders.  Pursuant to the Company’s Bylaws, only the holder or holders of at least 50% of the outstanding shares may demand that the Company convene a special meeting of shareholders.

The conditions also must be met in order for a shareholder to make a motion from the floor of a meeting to nominate a person for election to the Board, if such person has not been included as a director candidate in the Company’s notice of the meeting.

At least 90 calendar days before the date for the meeting, the requesting shareholder shall give written notice to the Secretary of the Company, providing:

(a)      a brief description of the Additional Purpose which the shareholder wishes to present to the meeting;

(b)      the reason why the Additional Purpose is sought to be presented at the meeting;

(c)      a statement of any material interest which the requesting shareholder or its beneficial owners have in the Additional Purpose;

(d)      as to the requesting shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal to nominate or another proposal is made, a statement of (1) the requesting shareholder’s and such beneficial owner’s name and address, (2) the number of shares of the Company owned of record or beneficially by the requesting shareholder and such beneficial owner, (3) the name of each nominee holder of shares owned beneficially but not of record by the requesting shareholder and the number of shares of stock held by each such nominee holder, and

(4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the requesting shareholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the requesting shareholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk of stock price changes for, such shareholder or to increase or decrease the voting power or pecuniary or economic interest of the requesting shareholder with respect to stock of the Company;

(e)      a description of all agreements, arrangements or understandings between the requesting shareholder and any other person or persons (including their names) in connection with the proposal of the Additional Purpose;

(f)      a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination; and

(g)      the text of any amendment to the Articles of Incorporation of the Company, or the Bylaws of the Company, which would be part of the Additional Purpose.

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following are record and beneficial holders as of April 30, 2012 who owned more than five percent of the Company’s outstanding common stock, as well as the stock beneficially held by each director and nominee, and each officer, and by all officers and directors as a group.  This information is based on SEC reports or as otherwise known to us.  Beneficial ownership includes the shares underlying presently exercisable options.

Except as noted, each holder exercises sole voting and dispositive powers over the shares listed opposite the holder's name, except for shares subject to forfeiture and those held in ESOP accounts established for the holder's benefit.

The ESOP Trustees, Keith G. Larsen and Mark J. Larsen, exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares.  It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders; those shares are reported for each holder having a shared interest.

		Amount and Nature of Beneficial Ownership				Total
Name and Address		Voting Rights		Dispositive Rights		Beneficial	Percent
of Benificial Owner		Sole	Shared	Sole	Shared	Ownership	of Class (1)

Keith G. Larsen	*(2)	917,581	466,513	819,625	1,142,662	2,060,243	7.4%

Mark J. Larsen	*(3)	791,420	-	707,045	676,149	1,467,569	5.3%

Robert Scott Lorimer	*(4)	681,074	-	681,074	-	681,074	2.5%

Allen S. Winters	*(5)	44,900	-	44,900	-	44,900	0.2%

Stephen V. Conrad	*(6)	75,000	-	75,000	-	75,000	0.3%

Jerry Danni	*(7)	35,000	-	35,000	-	35,000	0.1%

Leo Heath	*(8)	25,000	-	25,000	-	25,000	0.1%

Bryon G. Mowry	**(9)	224,805	-	174,411	-	224,805	0.8%

Steven R. Youngbauer	**(10)	442,252	-	396,574	-	442,252	1.6%

All officers and directors
as a group (nine persons)		3,237,032	466,513	2,958,629	1,142,662	4,379,694	15.1%

Sprott Asset Management	(11)	1,495,598		1,495,598		1,495,598	5.4%
Black Rock Global Investors	(11)	1,455,450		1,455,450		1,455,450	5.3%

(1)      Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

(2)      Mr. Keith Larsen exercises sole voting rights over 435,275 directly held shares, 97,956 shares held in an ESOP account established for his benefit and 384,350 shares underlying options.  He exercises shared voting rights over 466,513 shares held in a Family Trust for which he serves as Trustee.  He exercises sole dispositive rights over 435,275 directly held shares, and 384,350 shares underlying options.  He exercises shared dispositive rights over 466,513 shares in his capacity as the Trustee of a Family Trust and 676,149 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

(3)      Mr. Mark Larsen exercises sole voting rights over 233,526 shares held directly, 84,375 shares held in the ESOP account established for his benefit, and 473,519 shares underlying options.  He exercises sole dispositive rights over 233,526 shares held directly and 473,519 shares underlying his options.  He exercises shared dispositive rights over 676,149 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

(4)      Mr. Lorimer exercises sole voting rights and dispositive rights over 611,074 directly held shares and 70,000 shares underlying options.

(5)      Mr. Winters exercises sole voting rights and sole dispositive rights over 4,900 directly held shares and 40,000 shares underlying options.

(6)      Mr. Conrad exercises sole voting and dispositive rights over 50,000 directly owned shares and 25,000 shares underlying options.

(7)      Mr. Danni exercises sole voting and dispositive rights over 35,000 shares underlying options.

(8)      Mr. Heath exercises sole voting and dispositive rights over 25,000 shares underlying options.

(9)      Mr. Mowry exercises sole voting rights over 19,411 shares held directly, 50,394 shares held in the ESOP account established for his benefit and 155,000 shares underlying options.  He exercises sole dispositive rights over the 19,411 shares directly held and 50,394 shares underlying his options.

(10)     Mr. Youngbauer exercises sole voting rights over 146,574 shares held directly, 45,678 shares held in the ESOP account established for his benefit and 250,000 shares underlying options.  He exercises sole dispositive rights over the 146,574 shares directly held and 250,000 shares underlying his options.

(11)      Based upon the March 2012 NASDAQ Pinpoint Market Intelligence Weekly Report.

*      Director
**      Officer Only

PROPOSAL 1:    ELECTION OF DIRECTORS
Directors

The directors are divided into three classes, each consisting of two persons so far as practicable, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal.  The Company’s Bylaws limit service of the independent directors to two three year terms.  If recommended by the Chairman of the Board and approved by the Board, an independent director may serve one additional term.

Directors are subject to mandatory retirement at 70 years of age.  If a director reaches the age of 70 during his regularly elected term, he is allowed to serve out the term for which he was elected.

The nominees for election at the Annual Meeting are Keith G. Larsen, an incumbent management director who is standing for re-election, and Thomas R. Bandy, who is standing for election as an independent director to replace Allen S. Winters, whose term will expire on June 29, 2012.  Please see biographical information for the directors and the nominee below.  If approved by the shareholders, Keith G. Larsen and Thomas R. Bandy will serve terms that will expire at the 2015 annual meeting.

The NEOs are elected by the Board at the annual directors' meeting which follows each annual shareholder’s meeting, to serve until the officer's successor has been duly elected and qualified, or until death, retirement, resignation or removal.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the election of each of Keith G. Larsen and Thomas R. Bandy as a director of the Company to serve until the third succeeding annual meeting of shareholders to be held in 2015 and until his successor has been duly elected or appointed and qualified.”

Recommendation of the Board

The Board recommends you vote For Proposal 1.

Business Experience of Directors, Nominees and Officers

Set forth below is certain biographical information for each director, nominee for election as director and the NEOs as of the date of this Proxy Statement.  The Nominating Committee utilizes the framework of our corporate governance to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our oil and natural gas exploration and production business.  The overall objective is to identify a group of directors that can best contribute to our long-term success.  All of the directors and the nominees discussed below are seasoned leaders who collectively bring to the Board a vast array of oil and gas industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet our director qualification standards.  Among other attributes, each possesses a wide breadth of varied skills and experience in leadership, the energy industry, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy.  These specific experiences, qualifications, attributes, and skills of each director and nominee are briefly described below.  In addition, the directors and nominees represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with candid discussion.

Keith G. Larsen (53) - Management Director and Director Nominee.  Keith G. Larsen was employed by U.S. Energy and its affiliates in various non-executive positions from May of 1982 to November 25, 1997, at which time he became a director and our President and Chief Operating Officer.  On August 23, 2005, he became Chairman of the Board and Chief Executive Officer.  Keith Larsen’s experience and skills in negotiating complex transactions for acquiring, developing and selling mineral properties have led the Board to conclude that he should serve as a director, Chairman of the Board, Chief Executive Officer and as a member of the Executive Committee.

Stephen V. Conrad (65) - Independent Director.  Mr. Conrad was elected to the Board on June 25, 2010. Mr. Conrad is a former Partner of Deloitte & Touche LLP and Arthur Andersen LLP.  He has over 35 years of experience in serving public company clients including numerous oil and gas and mining companies. For the past five years Mr. Conrad has been a managing member of several oil and gas exploration and development funds.   Mr. Conrad is a CPA with a B.S. Degree in accounting from Montana State University.  The Board has concluded that Mr. Conrad’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

Prior to Mr. Conrad’s election as an independent director in 2010, the Board considered the transaction with PetroQuest, which was entered into in 2007 with Wildes Exploration Mid-Miocene, LP (“WEMM”).  Mr. Conrad owns a profits interest in certain of WEMM’s prospects.  Mr. Conrad had no input in our involvement with WEMM and our decision was based upon the oil and gas opportunities presented to the Company by WEMM.

Jerry W. Danni (59) - Independent Director.  Mr. Danni was elected to the Board on June 24, 2011.  Mr. Danni has more than 30 years of experience in the domestic and international mining industry including as Executive Vice President and Senior Vice President, Corporate Affairs for Golden Minerals Company; Senior Vice President, Environment, Health and Safety for Kinross Gold Corporation; Vice President, Environmental Affairs for Cyprus Climax Metals Company; and Director, Corporate Environmental and Government Affairs for Lac Minerals Ltd. Mr. Danni has a Bachelor of Chemistry degree from Western State College and is a member of the Society of Mining Engineers.  Mr. Danni has also served on the Board of Directors for the National Mining Association and the Board of Trustees of the Northwest Mining Association.  The Board has concluded that Mr. Danni’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

Leo A. Heath (62) - Independent Director.  Mr. Heath was elected to the Board on June 24, 2011.  Mr. Heath has almost 40 years of experience in the oil and gas industry including as Department Head/Assistant Professor of Petroleum Engineering at Montana Tech; Manager of production engineering and field operations in Montana for EnCana Energy Resources, Inc.; District Manager and Production Manager for North American Resources Company; Partner and Owner of Sylvan Petroleum Corp.; Development Manager for Petro Lewis Corp.; Drilling and Production Manager for TXO Production Corp.; and other engineering positions with various other oil and gas companies. Mr. Heath has both a Bachelor of Science degree in Petroleum Engineering and a Masters degree in Project Engineering and Management from Montana Tech. Mr. Heath is a Registered Professional Engineer, a member of the Society of Petroleum Engineers, and also serves as a Member of the Board of Directors for the Montana Petroleum Association.  The Board has concluded that Mr. Heath’s experience qualifies him for service as an independent director and as a member of the Audit and Compensation Committees.

Mark J. Larsen (49) - Management Director.  Mark J. Larsen was employed by U.S. Energy and its affiliates in various non executive positions from June 1984 to August 23, 2005, at which time he became President and Chief Operating Officer of the Company. Mr. Larsen became a director of the Company in October 2006.  He graduated from the University of Wyoming with a B.S. Degree in Business Management.  The Board has concluded that Mark J. Larsen’s skill in seeking opportunities for the Company in executing acquisitions and sales of oil and gas properties, as well as developing strategies to create value from the acquisition and sale of assets to qualify him for service as a director, President, Treasurer and Chief Operating Officer and as a member of the Executive Committee.

Robert Scott Lorimer (61) - Director.  Mr. Lorimer became a director in 2008.  Mr. Lorimer received a B.S. in Finance, Accounting, Economics and German from Brigham Young University and worked towards a Masters in Accountancy at the University of Nebraska. Prior to joining U.S. Energy Corp., Mr. Lorimer served as Controller for Federal American Partners, a joint venture between Tennessee Valley Authority, Federal Resources and American Nuclear. Mr. Lorimer has extensive experience in government, cost, tax and financial accounting.  Mr. Lorimer retired from U.S. Energy on June 30, 2011.  Prior to his retirement, he was employed as the Chief Accounting Officer of U.S. Energy and its subsidiaries since 1980, and has served as the Chief Financial Officer and Vice President of Finance and Treasurer since 1989.  Under his Executive Retirement benefits, Mr. Lorimer will receive 50% of his annual compensation at the date of retirement for five years as well as other employment benefits, including health insurance until such time as he reaches eligibility for Medicare coverage.  Mr. Lorimer will also be compensated for his service on the Board in the same manner as the independent directors, although he is not considered an Independent Director.  The Board has concluded that Mr. Lorimer’s experience qualifies him for service as a director.

Allen S. Winters (72) - Independent Director.  Mr. Winters became a director on January 23, 2007.  Mr. Winters has over 40 years of experience in mining industry including Vice President and General Manager with Homestake Mining Company.  Mr. Winters has a B.S. in Mining Engineering and a M.S. in Geological Engineering.  The Board has concluded that Mr. Winters’ experience qualifies him for service as an independent director and as a member of the Nominating Committee.  Mr. Winter’s term as an Independent Director will expire on July 29, 2012.

Steven R. Youngbauer (62) - General Counsel and Secretary.  Mr. Youngbauer was appointed General Counsel and Secretary in January 2007, and served as Assistant Secretary and Associate General Counsel to U.S. Energy from February 2004.  Mr. Youngbauer has over 30 years experience in the legal profession and 35 years in the mining and oil and gas industries.  Mr. Youngbauer has served in various capacities including President, Vice President and General Counsel for various oil and mining companies.  Mr. Youngbauer received a Juris Doctorate Degree from the University of Wyoming Law School and he has served as a Wyoming State Senator, Chairman of the Wyoming Environmental Quality Council and on the Board of Directors of the Wyoming Mining Association.  The Board has concluded that Mr. Youngbauer’s experience qualifies him for service as General Counsel and Secretary of the Company.

Bryon G. Mowry (53) Principal Accounting Officer.  Mr. Mowry was appointed Principal Accounting Officer in June 2011, and has served as Controller and Assistant Controller for U.S. Energy since November 1995.  Mr. Mowry has over 30 years experience in the accounting profession and 16 years in the oil and gas and mining industries.  Mr. Mowry has also held accounting positions in banking and education.  Mr. Mowry received a Bachelor of Arts degree in accounting and management information services from Chadron State College, Chadron, Nebraska.  Although, Mr. Mowry is a NEO under SEC rules, Mr. Mowry is not eligible for executive  benefits.

Business Experience of the New Director Nominee

Thomas R. Bandy (58) – Nominee for independent director.  Mr. Bandy has over 35 years of management and operational experience in the oil and gas industry.  Since 2007, Mr. Bandy has worked for Blue Tip Energy Management, LLC, a private equity company formed to purchase and expand producing oil/gas assets.  Currently Blue Tip Energy has assets in Utah, Wyoming, Kansas and Missouri.  As Executive Vice President of Business Development, his responsibilities are to assist in raising capital, supervise the effort in the search for assets to purchase, and to supervise efforts for Blue Tip Energy to sell its assets.

From 1976 to 1982, Mr. Bandy worked as a petroleum engineer for various oil and gas companies, including Phillips Petroleum Company, Getty Oil Company and Snyder Oil Company.  From 1983 to 1996, Mr. Bandy founded and managed ProTechnics International Inc., which specialized in using chemical and radioactive tracers for fracture simulation evaluation and for secondary recovery operations.  The company developed battery powered, slim hole production logging tools and downhole data management tools.  The company was sold to Core Laboratories in December 1996.  While at ProTechnics International, Mr. Bandy personally co-authored four U.S. patents for new technologies, successfully raised equity capital on numerous occasions and Pro-Technics was named finalist twice and honorable mention once for Petroleum Engineering Magazine’s meritorious awards for innovative technologies.  From 1997 to 2007, Mr. Bandy founded and managed Production Access Inc., which developed software code for an information management system used by small to mid-size oil companies to capture and manage drilling/production/financial data.  The company was sold to Petris Technologies in June of 2007.  While at Production Access, Mr. Bandy completed two successful campaigns to raise equity capital and introduced software tools to help oil companies manage their information.  If Mr. Bandy is elected as an independent director, it is anticipated that he will be appointed to serve on the Compensation and Nominating Committees.

Mr. Bandy was recommended to the Board by Mr. Winters, Chairman of the Nomination Committee.

Family Relationships

Keith G. Larsen, a director, Chief Executive Officer and Chairman of the Board, and Mark J. Larsen, a director, President, Chief Operating Officer and Treasurer, are brothers.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership in reports that must be filed with the SEC and us.  The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us and written representations from the filing persons, all directors, NEOs, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2011 under Section 16(a) of the Exchange Act, except there was one late filing for Mr. Danni’s initial filing because the Company did not have Mr. Danni’s filer number in time to make the filing within the required time period.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITIORS

The Board seeks shareholder ratification of the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of our financial statements for the year ending December 31, 2012.  Hein & Associates LLP has audited our financial statements for the years ended December 31, 2010 and 2011.  The Audit Committee has not determined what action, if any, would be taken should the appointment of Hein & Associates LLP not be ratified at the meeting.

Principal Accounting Fees and Services

Hein & Associates LLP has been paid for fees and services in 2011 and 2010 as shown below:

	Year Ended December 31,
	2011	2010

Audit Fees (a)	$255,200	$214,600
Audit-Related Fees	--	--
Tax Fees (b)	28,000	$35,900
All Other Fees	$18,300	--
Total	$301,500	$250,500

(a)
Includes fees for audit of the annual financial statements and review of quarterly financial information filed with the SEC and in 2010 fees paid in connection with our equity offering during the fourth quarter of 2009.

(b)
The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services have been provided pursuant to pre-approval policies and procedures established by the Audit Committee.  These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided.  These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee's responsibilities under the Exchange Act.

The percentage of services provided for Audit-Related Fees, Tax Fees and All Other Fees for 2011 and 2010 are as follows:

	Year Ended December 31,
	2011	2010
Audit Fees	84.7%	85.7%
Audit-Related Fees	0.0%	0.0%
Tax Fees	9.3%	14.3%
All Other Fees	6.0%	0.0%
Total	100.0%	100.0%

Relationship with Independent Accountants

Hein & Associates LLP has audited the Company's financial statements for the twelve months ended December 31, 2010 and 2011.  A representative will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting.  There have been no disagreements between the Company and Hein & Associates LLP concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders ratify the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of our financial statements for the year ending December 31, 2012.”

Recommendation of the Board

The Board recommends you vote For Proposal 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the NEOs as a group, as disclosed in this Proxy Statement.  As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in detail in “Executive Compensation - “Compensation Discussion and Analysis,” our executive compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in the proxy statement for U.S. Energy’s 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis”, the compensation tables and the narrative disclosures that accompany the compensation tables.”

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for NEOs.

Recommendation of the Board

The Board recommends you vote For Proposal 3.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the compensation programs for our Chief Executive Officer, Principal Accounting Officer and each of our other three most highly compensated employees for the 2011 fiscal year.  The NEOs for fiscal 2011 are:

•	Keith G. Larsen, Chairman of the Board and Chief Executive Officer;
•	Robert Scott Lorimer, CFO, Treasurer and V.P. Finance (retired on June 30, 2011);
•	Bryon Mowry, Principal Accounting Officer*;
•	Mark J. Larsen, President, Chief Operating Officer and Treasurer; and
•	Steven R. Youngbauer, General Counsel and Secretary

*	Although, Mr. Mowry is a NEO under SEC rules, Mr. Mowry is not eligible for executive benefits.

The Compensation Committee believes that the interests of the NEOs should be aligned with shareholder interests, that executive compensation should be structured to incentivize and reward contributions made to the Company through the achievement of performance goals, and that compensation packages should be designed to attract and retain experienced executives.

Short term alignment is based on a salary under employment contracts, and a bonus is available through the Performance Compensation Plan, (“PCP”); these components are intended to compensate for activity during the year that is reasonably expected to benefit the Company in the future.  An additional bonus for extraordinary performance may be awarded.

Long term alignment has been tied to stock options and stock awards, two broad-based plans for all employees (an ESOP and a 401(k) plan), and an agreement to pay cash and benefits if there is a change in control of the Company.  Other than company-wide health insurance premiums paid by us, there are no material perquisites afforded to the executives.

In the first quarter of 2012, our Compensation Committee retained a compensation consultant, Denver Compensation & Benefits, LLC (“Denver Compensation & Benefits”), to review our policies and procedures with respect to executive compensation. Denver Compensation & Benefits reviewed the roles and job responsibilities of each of the executive officers, compiled an industry peer group for comparison of compensation policies and then prepared and provided to the Compensation Committee an executive compensation review for the Company. The peer group utilized for the analysis included the following companies:  Barnwell Industries, CAMCA Energy Inc., Double Eagle Petroleum Co., FX Energy, Inc., Gastar Exploration Limited (USE), GeoMet, Inc., Isramco, Inc., Magellan Petroleum Corporation, Sonde Resources Corp., Toreador Resources Corporation, Abraxas Petroleum Corp., Endeavour International Corporation, CREDO Petroleum Corporation, Gasco Energy, Inc., HKN, Inc. Tengasco, Inc., Revette Minerals Inc. and Rockwell Diamonds, Inc. (hereinafter referred to as the “Peer Group”).

Based upon a comparison of U.S. Energy’s executive compensation and the Peer Group, Denver Compensation & Benefits made the following findings and conclusions:

•
The base salary for the CEO and General Counsel were below the market median at the 17th and 27th percentiles, respectively.  The COO and CFO were much closer to the market median for base salary, at the 47th and 62nd percentiles.

•
The short-term compensation (“STI”) for the CEO, COO and General Counsel was significantly below the market median for STI, with STI at the 28th, 35th and 36th percentiles, respectively.  For the CFO, STI was in-line with the market median at the 47th percentile.

•
The total cash compensation (“TCC”) for the CEO, COO and General Counsel was significantly below the market median at the 22nd, 35th and 23rd percentiles, respectively.  For the CFO, TCC was in-line with the market median at the 57th percentile.

•
The long-term incentive compensation (“LTI”) awards for the CEO, COO, CFO and General Counsel was significantly above the market median, at the 67th, 76th, 74th and 84th percentiles, respectively.  This is primarily the result of grants under the Stock Award Program originally approved by the shareholders in 2001, with an amendment approved by the shareholders in 2007.

•
The total direct compensation (“TDC”) for the CEO was in-line with the market median at the 51st percentile.  However, due to the LTI awards (primarily under the Stock Award Program), TDC for the COO, CFO and General Counsel was above the market median, ranging from the 70th to 76th percentiles.

•
In summary, U.S. Energy’s TDC is for all NEOs is generally in-line with market norms; U.S. Energy’s STI is generally in-line with market practices both with regard to the metrics used as well as target bonuses as a percent of the base salary; and U.S. Energy’s LTI is also generally in-line with market practices with regard to the form of the awards.  However, while U.S. Energy grants stock that is immediately vested, the majority of the peer group uses restricted stock with some form of vesting requirement.  In addition, U.S. Energy requires the executives to retain ownership of this stock until they leave the Company.

Based on the Compensation Committee’s review of the information provided to it by Denver Compensation & Benefits, the committee has determined that the compensation package generally is consistent with compensation arrangements at similarly-sized corporations in the oil and gas and minerals business, and that our package (including the Performance Compensation Plan) is attaining the Committee’s objectives.  The Board has concurred with the Committee’s determination.

Payment of each of these compensation components (except the award of options and stock, which is determined only by the Compensation Committee) is made on authorization of the Board, following the recommendations of the Compensation Committee each year.  Each component is considered independent of the others.  Base salary is paid regardless of company-wide performance or payment of cash bonuses, and awards of options and stock are not related to salaries or cash bonuses.  We currently do not have any policies regarding the adjustment or claw back of payments or awards, if after payment or award the Company-level performance measures are restated or otherwise adjusted in a manner that would have reduced the size of the payment or award.  The Board and the Compensation Committee are awaiting further guidance on the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act before determining whether the implementation of such policies is appropriate.  We will continue to periodically review best practices and re-evaluate our position with respect to such matters.

In addition, with respect to annual stock awards under the 2001 Stock Compensation Plan, there is no management exposure to downside equity performance.

The Committee does not consider the impact upon the Company of the accounting treatment of any form of compensation paid to the executives, and gives only limited consideration to the tax treatment of such compensation.   Other than actuarial consultants who help assess ESOP valuation, professional management of the 401(k) plan and the accrual of the executive retirement benefit, the Committee generally does not use outside consultants, although, as discussed above, it retained Denver Compensation & Benefits in 2012.  The actuarial consultants are not involved in bonus recommendations or otherwise in connection with executive compensation issues.

The Committee is provided information on Company and individual and department performance by the executives.  Each year, the Committee undertakes an analysis of the compensation package to determine if any one component should be recommended to the Board for changes.   With regard to the executives who have employment contracts with the Company, the criteria or metrics to be attained (and the weight assigned to each) may be changed by the Board, but the Performance Compensation Plan itself cannot be changed for any executive without his concurrence.  Management does not participate in the Committee’s deliberations.  Additionally, any changes to compensation for non-executive employees related to the executives must be approved by the Compensation Committee.  At the 2011 Annual Shareholders Meeting, the shareholders advisory vote on executive compensation (“say-on-pay”) was 9,779,997 votes for, 527,165 against and 614,832 votes abstaining.  The Committee carefully considered the shareholder advisory vote on executive compensation in determining the 2012 PCP.

The summary below shows the compensation components.

•	Base Salary

The Compensation Committee believes that base salary is critical in attracting and keeping outstanding employees at all levels.  Base salaries are determined by the Committee (subject to Board approval) for executive officer positions and are based on the scope of responsibilities, seniority, our ability to replace the individual, and other factors.  Base salaries now are paid under contracts entered into on April 20, 2009.  These contracts were scheduled to expire on April 20, 2012, but were extended by the Board until April 20, 2013 – see “Employment Agreements” below.

•	Cash Bonuses

Payment of annual cash bonuses (not more than 100% of base salary) is determined by the Compensation Committee with input from executives, in accordance with the Performance Compensation Plan. In addition, we have traditionally paid a cash holiday bonus to all employees, including executives, based on a percentage of base pay, ranging from 3-10%. The holiday bonus is paid at the discretion of management, depending on available cash and the budget for the next year.

•	Performance Compensation Plan for 2011

Adopted in April 2009 and amended in 2011, the PCP is intended to compensate all employees (including executive officers) for improvement of shareholder value by rewarding the accomplishment of aggressive yet realistic financial and production objectives.  The activation trigger for any bonuses under the PCP is positive cash flow from operations (“Cash Flow”).  Cash Flow is defined as net cash provided by operating activities from the audited year end statement of cash flows filed with the SEC.  Bonus compensation pursuant to the PCP will not exceed, in aggregate for all employees, more than 10% of Cash Flow for the relevant year.  Once triggered, the Compensation Committee determines whether performance factors (which are assigned a percentage out of the maximum percentage of base salary attainable) were achieved in the prior year.  For executives, the maximum percentage is 100%; other employees’ maximums range from 10% to 50% for the year ended December 31, 2011.  The table below shows the elements applicable to executives.  As a result of positive Cash Flow and the accomplishment of portions of the PCP, an accrual was made for all employees at December 31, 2011 and the bonus was paid in March 2012.  The accrued bonuses for Company executives were as follows: Keith G. Larsen $52,600; Mark J. Larsen $50,900; Robert Scott Lorimer $24,900; Steven R. Youngbauer $35,900; and Bryon G. Mowry $9,800, based on the performance objectives as detailed in the following table:

	% of Annual Base Pay
	Eligible	Amount
Performance Element	Amount	Earned

Stock Price (1)	20%	0%
Earnings per Share (2)	20%	0%
Cash Flow Factor (3)	20%	3%
General Costs (4)	10%	10%
Proved Reserves (5)	15%	15%
Production (6)	10%	0%
Budget & Mt Emmons (7)	5%	5%
	100%	33%

(1)      Stock Price Factor - The 200 day average stock price ending December 31, 2011 must have exceeded the same 200 day average stock price ending December 31, 2010 by 15 percent or greater to earn the 20% assigned award.  No award would be earned for less than the targeted 15% increase.  This factor was not met for 2011.

(2)      EPS Factor – During the year ended December 31, 2011 there must have been positive reported earnings per share.  No award would be earned if earnings per share were not positive.  This factor was not met for 2011.

(3)      Cash Flow Factor- 2011 Cash Flow must have met or exceeded $15 million to qualify for the full percentage award of 20%.  In the event that Cash Flow was less than the targeted $15 million, the award would be reduced downward on a pro-rata basis using the following formula:

Actual Cash Flow was $2,567,000.

(4)      Cost Control – G&A – Percentage points earned would be based on total reported general and administrative cost (subject to exceptions for non-budgeted special projects, critical employee requirements or extraordinary costs recommended for exclusion from the calculation by the Compensation Committee with Board approval) compared to the previous year exclusive of any bonus earned.  For cost increases under 5%, the full 10 percentage points would be awarded.  For cost increases between 5-10%, the percentage points earned would decrease on prorated bases from 10 to 1.  No percentage award would be earned for cost increases above 10%.

Costs for 2011 increased less than 5%, so the full 10 percentage points were awarded.

 (5)           Reserves - Increased proved developed and proved undeveloped oil and gas reserves at December 31, 2011 to 3 million BOE, with the BOE ratio for natural gas calculated at 6 mcf to 1 BOE.  No award would be earned if the Company’s 2011 year end reserves were less than 3 million BOE.  This criterion was achieved so the full 10% was awarded.

(6)      Daily Production – Increased average daily oil and gas production for the year ended December 31, 2011 to 1,500 BOE/D, with the BOE ratio for natural gas calculated as described above.  No award would be earned if the Company’s average daily production was less than 1,500 BOE/D for the year ended December 31, 2011.  This criterion was not achieved.

(7)      Budget and Mt. Emmons – Drilling and operating budgets are adequately funded, and the Mt. Emmons water treatment plant is operated without violation of any applicable regulatory requirement.  These criteria were achieved so the full 5% was awarded.

•	Performance Compensation Plan for 2012

In December 2011 the Compensation Committee recommended changes to the PCP matrix for 2012 that were adopted by the Board on December 8, 2011.  The maximum bonus that can be earned during the year ended December 31, 2012 for executives remained at 100% of base cash compensation; other employees’ maximums range from 10% to 50% for the year ended December 31, 2012.

The PCP Bonus Matrix was changed to further enhance shareholder value.  For the year ended December 31, 2012 the components of the PCP matrix for all employees is detailed in the following table and notes:

Target Percent
of Base Cash
Financial Factors	Compensation
Stock Price Factor (1)	20.0%
EPS Factor (2)	20.0%
Cash Flow Factor (3)	20.0%
Company Goals
Reserves (BOE) (4)	20.0%
Production (BOE/day) (5)	20.0%
100%

Financial Factors

(1)
Stock Price Factor - The 200 day average stock price ending December 31, 2012 must exceed the same 200 day average stock price ending December 31, 2011 by 15 percent or greater to earn the 20% assigned award.  No award will be earned for less than the targeted 15% increase in the 200 day moving day average stock price.

(2)	EPS Factor - For the year ended December 31, 2012, reported earnings per share must be $0.05 or more per share to attain the 20% award.

(3)
Cash Flow Factor - 2012 Cash Flows must be at least $21 million to trigger the award.  To qualify for the full 20% award, Cash Flow must be $30 million or greater.  Cash Flow between $21 million and $30 million will be awarded in 2% increments up to the full 20% allocated award amount.

Operational Factors

(4)	Reserves Factor - Increase proved oil and gas reserves by 30% at December 31, 2012 from proved reserves at December 31, 2011.

(5)
Production Factor - Increase average daily oil and gas production for the year ended December 31, 2012 by 40% from 2011 average daily production.  No award will be earned for less than a 40% increase for the year ending December 31, 2012.

•	Stock Options

The 2001 ISOP expired on December 6, 2011. The options granted pursuant to the 2001 ISOP were both non-qualified stock options and option options that were intended to qualify under section 422 of the Internal Revenue Code as incentive stock options. Options were issued at exercise prices equal to the market price on the relevant grant dates and vested (became exercisable) at various times as determined by the Compensation Committee and approved by the Board.  All options are exercisable for cash, delivery of shares of common stock (valued at market), or on a “net” or “immaculate” exercise.  Any income taxes due as a result of the exercise of options is paid by the holder of the options at the time of exercise either in cash or shares being withheld resulting in fewer shares being issued.

All options granted under the 2001 ISOP prior to the expiration date will remain in effect pursuant to the terms under which they were issued.

•	Stock Awards

The 2001 Stock Compensation Plan (the "2001 SCP") is currently scheduled to expire at the annual meeting held in 2018 unless extended by the shareholders.  If the shareholders approve Proposal #4 “2012 Equity Plan” at the June 29, 2012 annual meeting, the 2001 SCP will be terminated on April 20, 2013 (which is the expiration date of the executive employment agreements) and the last shares issued under the 2001 SCP by the Company will be in April 2013.   However, if the 2012 Equity Plan does not pass, then the 2001 SCP will continue and not be terminated.  Under the SCP, each eligible executive officer receives 5,000 shares of U.S. Energy common stock per quarter.  We gross up the stock compensation for the federal income tax effect on the issuance of shares to the executives.  The shares are issued as fully vested, but the shares cannot be sold, pledged or otherwise transferred until retirement, total disability or death.  Awards are not tied to any metric of Company or executive performance.

•	Executive Officer Retirement Benefits

A retirement plan for executives was approved by the Board on October 20, 2005.  Eligibility requirements for receiving benefits under the plan include reaching age 60 and having served for a minimum of 15 years as a designated executive and being employed by the Company on December 31, 2010.

Benefits include five years of payments equal to 50% of the greater of the average of the individual’s last five years of base pay or the last annual base pay.  As a condition to payments, an executive, if requested by the Board, will provide up to 1,040 post-retirement consulting hours to assist with transition to other executives.  If a retired executive is asked to provide more than 1,040 hours, he will be compensated at commensurate hourly rates.  In the case of death, benefits will be paid to the executive’s estate.  Beginning in 2007, the required funding for current officers was funded through a Rabbi Trust administered by a third party trustee.

Executive Severance and Non-compete Agreements

We have individual severance and non-compete agreements for the executive officers (Keith G. Larsen, Chairman and CEO, Mark J. Larsen, President, and Steven R. Youngbauer, Secretary and General Counsel) to ensure they remain focused on current operations as well as maintain protection against competition in the event of a change in control of the Company. Each agreement provides that if the executive’s employment is terminated within three years of a change in control, other than retirement, death or cause, the Company will be required to pay to the executive an amount equal to three times the average annual compensation over the five years ending before the change in control plus certain other amounts described in “Potential Payments upon Change in Control.”

  Summary Compensation Table

Name and Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Compensation (4)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Keith G. Larsen, Chairman and Chief Executive Officer	2011	$257,300	$25,700	$152,800	$--	$52,600	$21,600	$29,000	$539,000
	2010	$257,300	$25,700	$174,300	$--	$193,000	$20,500	$33,000	$683,300
	2009	$240,500	$49,100	$76,100	$--	$255,900	$99,800	$31,100	$652,700

Mark J. Larsen, President and COO	2011	$248,500	$24,900	$152,800	$--	$50,900	$17,100	$29,100	$523,300
	2010	$248,800	$24,900	$174,300	$--	$187,000	$16,400	$33,100	$668,100
	2009	$231,800	$93,200	$76,100	$--	$249,400	$82,000	$31,000	$681,500

Robert Scott Lorimer, Chief Financial Officer and Treasurer	2011	$140,500	$-	$136,700	$--	$24,900	$--	$81,200	$383,300
	2010	$243,400	$24,300	$174,300	$--	$182,600	$30,600	$33,500	$658,100
	2009	$227,500	$47,800	$74,600	$--	$244,800	$143,700	$31,500	$626,200

Steven R. Youngbauer, General Counsel	2011	$175,800	$17,600	$152,800	$--	$35,900	$3,500	$29,900	$415,500
	2010	$175,800	$17,600	$174,300	$--	$131,800	$3,300	$33,900	$533,400
	2009	$169,000	$41,900	$76,100	$--	$140,600	$63,500	$31,500	$459,100

Bryon G. Mowry, Principal Accounting Officer	2011	$137,700	$13,800	$--	$--	$9,800	$--	$24,700	$186,000

Total	2011	$959,800	$82,000	$595,100	$--	$174,100	$42,200	$193,900	$2,047,100
	2010	$925,300	$92,500	$697,200	$--	$694,400	$70,800	$133,500	$2,542,900
	2009	$868,800	$232,000	$302,900	$--	$890,700	$389,000	$125,100	$2,419,500

(1)	All officers and employees were also paid a 10% of base compensation holiday bonus during the years ended December 31, 2011, 2010 and 2009.

A cash bonus of $25,000 was paid to the Company’s CEO, CFO and General Counsel and a cash bonus of $70,000 to the Company’s President in 2009 for work completed in 2008.  The 2008 performance bonus was not accrued at December 31, 2008.

(2)
Each eligible officer received 5,000 shares per quarter of U.S. Energy’s common stock under the 2001 SCP during the years ended December 31, 2011, 2010 and 2009, respectively.  Each grant of shares was made at the beginning of each quarter and valued at market. U.S. Energy paid all applicable taxes on these shares as the executives have agreed not to sell, transfer or pledge these shares until the first of either of their retirement, total disability or death. The amounts do not represent cash paid by U.S. Energy to these persons.

(3)	The Company granted options to its employees and officers from time to time. Grants are not scheduled or part of any incentive compensation plan. There were no option grants in 2011, 2010 or 2009.

(4)
The Compensation Committee granted the accrual of a performance bonus at December 31, 2011 in the amount of $52,600 to Keith Larsen, $50,900 to Mark Larsen, $24,900 to Scott Lorimer, $35,900 to Steve Youngbauer and $9,800 to Bryon Mowry.  These bonuses were paid during the first quarter of 2012.

During the year ended December 31, 2010, bonuses were accrued in the amount of $193,000 for Keith Larsen, $187,000 for Mark Larsen, $182,600 for Scott Lorimer and $131,800 for Steve Youngbauer.  These bonuses were paid during the first quarter of 2011.

During the year ended December 31, 2009 bonuses were accrued in the amount of $255,900 for Keith Larsen, $249,400 for Mark Larsen, $244,800 for Scott Lorimer and $140,600 for Steve Youngbauer.  These bonuses were paid during the first quarter of 2010.

(5)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and nonqualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements.  No NEO received preferential or above market earnings on deferred compensation.

(6)	Components of Other Compensation consist of life insurance, ESOP and 401(k) contributions and retirement benefits. These areas of compensation are detailed in the following table:

		Life	ESOP	401(K)	Retirement
		Insurance	Contribution	Contribution	Benefit	Total
			(a)	(b)	(c)
Keith G. Larsen	2011	$400	$24,700	$4,000	$--	$29,100
	2010	$400	$28,700	$4,000	$--	$33,100
	2009	$400	$26,700	$4,000	$--	$31,100

Mark J. Larsen	2011	$300	$24,700	$4,000	$--	$29,000
	2010	$300	$28,700	$4,000	$--	$33,000
	2009	$300	$26,700	$4,000	$--	$31,000

Robert Scott Lorimer	2011	$1,000	$24,700	$4,000	$51,500	$81,200
	2010	$800	$28,700	$4,000	$--	$33,500
	2009	$800	$26,700	$4,000	$--	$31,500

Steven R. Youngbauer	2011	$1,200	$24,700	$4,000	$--	$29,900
	2010	$1,200	$28,700	$4,000	$--	$33,900
	2009	$800	$26,700	$4,000	$--	$31,500

Bryon G. Mowry	2011	$100	$20,600	$4,000	$--	$24,700

Total	2011	$3,000	$119,400	$20,000	$51,500	$193,900
	2010	$2,700	$114,800	$16,000	$-	$133,500
	2009	$2,300	$106,800	$16,000	$-	$125,100

(a)      Each executive officer participates in the ESOP, which was established to make annual contributions to employee retirement.  During 2011, 2010 and 2009, all officers received a contribution to their ESOP accounts as a result of the Compensation Committee recommending and the Board approving funding of the 10% of contribution required amount for 2011, 2010 and 2009 with common stock of the Company.  The computation of the 10% contribution of wages paid is limited by ceiling wage amounts as outlined in the Internal Revenue Code.  In addition to the 10% funding, the officers received certain unallocated shares from terminated employees pursuant to the terms of the ESOP.  The value of these forfeited shares is included in the officer compensation.

(b)      All executives also participate in the 401(k) plan and all received a $4,000 contribution during 2011, 2010 and 2009 as matching funds under the plan for their contributions to the plan.

(c)      Retirement benefit paid under the executive retirement policy.

Grants of Plan-Based Awards

On the recommendation of the Compensation Committee,  the Board approved stock awards under the 2001 SCP  to each of the eligible NEOs in 2011, 2010 and 2009.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Extimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		All Other Option Awards	Exercise or Base Price of Option Awards
Name and Position	Threshold	Target	Max	Threshold	Target	Max.
	($)	($)	($)	(#)	(#)	(#)	(#)		(#)	($/SH)
Keith G. Larsen, Chairman and Chief Executive Officer
2011	$--	$--	$--	--	--	--	20,000	(1)	--	--
2010	$--	$--	$--	--	--	--	20,000	(1)	--	--
2009	$--	$--	$--	--	--	--	20,000	(1)	--	--

Mark J. Larsen, President and COO
2011	$--	$--	$--	--	--	--	20,000	(1)	--	--
2010	$--	$--	$--	--	--	--	20,000	(1)	--	--
2009	$--	$--	$--	--	--	--	20,000	(1)	--	--

Robert Scott Lorimer, Chief Financial Officer and Treasurer
2011		$--	$--	--	--	--	15,000	(1)	--	--
2010	$--	$--	$--	--	--	--	20,000	(1)	--	--
2009	$--	$--	$--	--	--	--	20,000	(1)	--	--

Steven R. Youngbauer, General Counsel
2011	$--	$--	$--	--	--	--	20,000	(1)	--	--
2010	$--	$--	$--	--	--	--	20,000	(1)	--	--
2009	$--	$--	$--	--	--	--	20,000	(1)	--	--

Bryon G. Mowry, Principal Accounting Officer
2011	$--	$--	$--	--	--	--	--		--	--

Total
2011	$--	$--	$--	--	--	--	75,000		--	--
2010	$--	$--	$--	--	--	--	80,000		--	--
2009	$--	$--	$--	--	--	--	80,000		--	--

(1)	Shares granted under the 2001 SCP.

Outstanding Equity Awards at April 30, 2012

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested	Market Value of shares of stock that have not vested	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)	(#)	($/SH)		(#)	($)	(#)	($)
Name and Position	Exercisable	Unexercisable

Keith G. Larsen
Chairman/CEO	59,350	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	100,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	150,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Mark J. Larsen
President/COO	98,519	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	100,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	200,000	--	--	$4.97	07/26/17

Robert Scott Lorimer
CFO/Treasurer	25,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	15,000	15,000	--	$2.85	03/22/22	N/A	N/A	N/A	N/A
	30,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Steven R. Youngbauer
General Counsel	25,000	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	50,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	100,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Bryon G. Mowry
Principal Accounting Officer	50,000	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	30,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	75,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A
Total
	1,332,869	15,000

Option Exercises and Stock Vested

		Option Awards		Stock Awards
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name and Position		(#)	($)	(#)	($)

Keith G. Larsen	2011	52,556	$24,200	20,000	$152,800	(1)
Chairman/CEO	2010	267,734	$763,000	20,000	$174,300	(1)
	2009	--	$--	20,000	$76,100	(1)

Mark J. Larsen	2011	52,556	$21,000	20,000	$152,800	(1)
President/COO	2010	41,248	$137,400	20,000	$174,300	(1)
	2009	--	$--	20,000	$76,100	(1)

Robert Scott Lorimer	2011	259,642	$540,000	15,000	$136,700	(1)
CFO/Treasurer	2010	302,497	$768,600	20,000	$174,300	(1)
	2009	--	$--	20,000	$74,600	(1)

Steven R. Youngbauer	2011	--	$--	20,000	$152,800	(1)
General Counsel	2010	--	$--	20,000	$174,300	(1)
	2009	--	$--	20,000	$76,100	(1)

Bryon G. Mowry	2011	15,000	$39,800	--	$--
Principal Accounting Officer

Total	2011	379,754	$625,000	75,000	$595,100
	2010	611,479	$1,669,000	80,000	$697,200
	2009	--	$--	80,000	$302,900

(1)
Value of shares issued under the 2001 SCP on the date of issue.  U.S. Energy pays all taxes due on these shares as the executive officer recipient has agreed not to sell, transfer or pledge these shares until his retirement, permanent disability or death.

Nonqualified Deferred Compensation

None of the executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.  The Compensation Committee may elect to provide these benefits in the future but there are no current plans to do so.

Employment Agreements

The Company has executive employment agreements with three executive officers, Keith G. Larsen, Mark J. Larsen, and Steven R. Youngbauer.  The terms of the agreements were negotiated between the executives and the Compensation Committee.  The terms of the Performance Compensation Plan (relating to bonuses) were not negotiated but were proposed by the Compensation Committee then approved by the Board with the inside directors abstaining.  The employment agreements do not supersede the executive severance and non-compete agreements upon a change of control.

The 2007 agreements provided for three years of employment, renewable automatically for additional one-year terms unless the Company or executive provide written notification 90 days before the expiration date of their intention not to renew the contract. At the recommendation of the Compensation Committee and at the direction of the Board, on January 16, 2012 the agreements were extended for one additional year (until April 20, 2013).  Except for the initial base salary amounts, Mr. Youngbauer not eligible under the Executive Officer Retirement Benefits Plan and as noted below, the provisions of each agreement are identical.

•
Annual base salary for 2011 paid to Keith G. Larsen was $257,300; $248,500 to Mark J. Larsen and $175,800 to Steven R. Youngbauer.  Annual base compensation in subsequent years may be changed upon recommendation of the Compensation Committee and approval by the Board (and concurrence by each affected executive).

•
Each executive is eligible for the 2001 SCP and they will continue to be eligible to participate in any compensation plans adopted by the Board for the benefit of all employees.  The benefits of the existing executive severance and non-compete agreements with each executive (providing for payments in the event of termination in the three years following a change in control – see “Compensation Discussion and Analysis – Executive Severance and Non-compete Agreements” above and “Potential Payments Upon Change in Control” below) are not affected by the employment agreements.

•
If the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the Company will pay him a lump sum equal to (i) 300% of the annual base compensation then in effect (200% in the case of Mr. Youngbauer, due to his lesser period of service with the Company), plus (ii) an amount equal to the value of all vested options based on market price of the Company’s common stock at termination date.  If employment is terminated following a change in control of the Company, payments will be made to the executive as required under the Executive Severance and Non-Compete Agreements (see “Compensation Discussion and Analysis – Executive Severance and Non-Compete Agreements” above).

•
Once the executive reaches the age of 60 and is still employed by the Company, the Company will continue paying for health insurance coverage for the executive and his spouse until the executive is eligible for Medicare coverage.  The funding of such premiums will be taken from a Rabbi Trust account which is funded annually for this benefit.

•
So long as the employment agreement is in effect, each executive is eligible to receive (following the filing of the Annual Report on Form 10-K) an annual cash performance award of not more than 100% of base compensation, based upon the Performance Compensation Plan then in effect.  All other Company employees are entitled to earn performance awards in amounts ranging from 10% to 50% of their annual base compensation, depending on their ranking by base compensation.  The percentage weight assigned to each of the factors considered in computing the annual award may be modified each year by the Board after recommendations have been made by the Compensation Committee.  See “Compensation Discussion and Analysis—Performance Compensation for 2012” for information about the PCP in effect with respect to 2012.

Only if the Company has reported positive Cash Flow for the prior year will payment of the performance awards be considered.  However, the Board may pay cash awards for outstanding performance by employees (including executives) who make a significant contribution to the Company, which contribution is not within the performance matrix of the PCP.  These awards for outstanding performance will be determined by the Board without regard to positive Cash Flow.  Bonus amounts are accrued during the year in which they are earned but are not paid until the subsequent year but no later than April 15th of the subsequent year.

Potential Payments upon Change in Control

U.S. Energy Corp. has Executive Severance and Non-Compete Agreements with Keith G. Larsen, Mark J. Larsen, Steven R. Youngbauer and Richard P. Larsen which combine severance and non-compete provisions.

Each agreement provides that if the executive’s employment is terminated within three years of a change in control of the Company, the Company will be required to pay (i) an amount equal to three times the average annual compensation over the five years ending before the change in control, (ii) legal fees and expenses incurred by such persons as a result of termination; (iii) the difference between market value (as of the termination date) of shares issuable on exercise of options and the options' exercise price; (iv) continued insurance coverage (life, health, medical, and disability); (v) any unpaid bonuses (including a pro rata (based on months of service in the year of termination) portion of bonuses paid in the calendar year after termination, if he served for at least six months in the termination year); (vi) two years of non-compete compensation ($200,000 per year) and (vii) a $1 million term life policy with the premiums to be paid by the Company; total premiums paid will be reimbursed from any death benefits paid.

A change of control is defined to mean:

•
the acquisition by any person or entity of the beneficial ownership of securities representing 25% or more of the combined voting power of the Company’s then outstanding voting securities, whether or not that ownership is coupled with or followed by election of new directors who make up a majority of the Board;

•	during any two consecutive years, the directors at the beginning of the period cease to be a majority of the Board; or

•
as a result of a tender offer, merger, contested election or similar transaction, the directors before the transaction no longer make up a majority of the Board (unless the change in the Board was approved by a majority vote of the directors before the transaction).

If there is a change in control, the executive’s employment will be deemed terminated if he is subsequently assigned duties inconsistent with prior responsibilities, he is not re-elected to the same positions, his base salary is reduced, or any benefit or compensation elements are changed adversely to him.

In addition, during the two years after termination of employment, the executive will not directly or indirectly be involved in the minerals business in most of the western United States.

This table shows our potential payment obligations under the severance and non-compete agreements, as if termination took place on December 31, 2011.  Actual payments could be more or less.  For the option buyout component, the closing market price of U.S. Energy’s stock on December 31, 2011 is used.  No estimate is made of legal fees that might be involved and no provision is made for bonuses.

Table of Potential Change in Control – Termination Payments
(as if termination had occurred on December 31, 2011)

Amounts shown as 300% of average compensation are based on the average annual salary for the five year period ending on December 31, 2011.

Name and Position	300% of Average Compensation	Value of Option Exercise at 12-31-11 (1)	Value of Stock Awards at 12-31-11 (2)	Value of Health Insurance for Three Years	Total
Keith G. Larsen, Chief Executive Officer Effective Date 2-14-01	$731,400	$56,000	$268,600	$61,200	$1,117,200
Mark. J. Larsen, President Effective Date 2-14-01	$698,700	$73,600	$268,600	$61,200	$1,102,100
Steven Youngbauer, General Counsel Effective Date 5-1-07	$507,500	$40,500	$268,600	$61,200	$877,800
Richard P. Larsen, Chief Pilot Effective Date 2-14-01	$426,200	$6,300	$--	$61,200	$493,700
Total	$2,363,800	$176,400	$805,800	$244,800	$3,590,800

(1) Equals closing price on December 31, 2011 less the strike price of issued options times the number of exercisable options.

(2) Stock awards pursuant to the 2001 Stock Compensation Plan

Retirement Policy

The Company adopted an executive retirement policy in 2005 and amended it in 2006 and 2007.  The executive retirement policy, like the policy for all Company employees, sets a mandatory retirement age of 70, although the Board may request service thereafter.

The executive retirement policy provides retirement benefits for an eligible officer who has reached 60 years of age, has served a minimum of 15 years as an executive officer, and was employed until December 31, 2010.  All conditions of eligibility must be met completely to qualify for cash payments under the plan.  The officers potentially eligible for this benefit under the plan as amended are Keith G. Larsen, Mark J. Larsen and Robert Scott Lorimer.  Mr. Lorimer became eligible for retirement under the executive retirement policy in January 2011.  Keith G. Larsen will be eligible for retirement in October 2018 and Mark J. Larsen will become eligible for retirement in October 2022.

At retirement, an executive will receive, for five years, 50% of the greater of (i) annual base salary (using his final regular pay check to calculate the annual rate), or (ii) the average annual salary which he received over the last five years.  The benefit will be paid monthly (in accordance with normal bi-weekly payroll practices) for five years following retirement from employment.  The first six months of benefits may be paid in the seventh month for a “specified employee” (as defined in Section 409(a)(2)(B) of the Internal Revenue Code) instead of bi-weekly for the first six months.  At death, the unpaid installments will be paid to his designee (or classes of preference beneficiaries, if there is no designee).  The benefits are not assignable.  No perquisites will be continued or provided.  Upon retirement, officers, including

Mr. Youngbauer, are eligible for healthcare insurance for themselves and their spouse and dependent children until the employee reaches Medicare eligibility.  Mr. Youngbauer became eligible for the health insurance benefit in February 2010.

The retired executive will be available to the Company for up to 1,040 hours per year during the benefit period for consulting or other services the Board deems is needed, for which he will not be paid any additional compensation.  Services in addition to the annual available hours would be compensated on an hourly basis at the rate in effect at retirement.  This retirement benefit may be extended beyond the benefit period at the discretion of the Board at a rate which would be negotiated but would not be less than the initial retirement rate.

During 2008, the Board ratified the recommendation of the Compensation Committee to fund the executive retirement plan for the three eligible officers.  The plan is managed by an independent trustee. Annual amounts are set aside to fund the retirement plan and the healthcare insurance benefit and will be paid out per the plan by the trustee to eligible retired officers pursuant to the terms of the plan and the executives’ employment contracts.  The following table sets forth the status of the executive retirement plan:

Name and Position	Plan Year	Number of Years Credited Service	Present Value of Accumulated Salary Benefit (1)	Present Value of Accumulated Health Insurance Benefit (2)	Payments during Last Calendar Year

Keith G. Larsen	2011	14	$411,600	$65,300	$--
Chairman/CEO	2010	13	$393,000	$62,300	$--
	2009	12	$375,300	$59,500	$--

Mark J. Larsen	2011	6	$331,700	$54,300	$--
President/COO	2010	5	$317,000	$51,900	$--
	2009	4	$302,900	$49,600	$--

Robert Scott Lorimer	2011	20	$544,100	$91,200	$51,500
CFO/Treasurer	2010	19	$544,100	$91,200	$--
	2009	18	$517,900	$86,800	$--

Steven R. Youngbauer	2011		$--	$70,300	$--
General Counsel/Secretary	2010		$--	$66,800	$--
	2009		$--	$63,500	$--

Total	2011		$1,287,400	$281,100	$51,500
Total	2010		$1,254,100	$272,200	$--
Total	2009		$1,196,100	$259,400	$--

(1)
The Company utilizes a certified actuary to compute the present value of the retirement benefit under the executive retirement plan based upon mortality tables, termination factors, interest rates and longevity of each officer.

(2)
The Company utilizes a certified actuary to compute the present value of the health insurance benefit under the employment contracts based on mortality tables, termination factors, interest rates and longevity of each officer.  The actuarial consultant reviewed prevailing interest rates for high-quality long term fixed-income investments. The basis used to determine the overall expected long-term rate of return on assets assumption was an analysis of the historical rate of return for a portfolio with a similar asset allocation.  The duration of the plan's liabilities as of December 31, 2011, was 16.0 years.  Based on this review and the plan's duration, the actuarial determined a reasonable discount rate of 4.5%.   The actuarial also used widely accepted mortality rate tables, the age and longevity of the plan participants when completing the computations for the present value of the retirement and health insurance benefits.

Three former executive officers were eligible for benefits under the plan: (1) Robert Scott Lorimer, who will receive retirement benefits under the plan from July 1, 2011 through June 30, 2016.  Mr. Lorimer is also eligible for healthcare insurance for himself, his spouse and his dependent children until he reaches Medicare eligibility; (2) John L. Larsen, former Chairman and CEO, who qualified under the plan and passed away on September 4, 2006.  John L. Larsen’s estate received benefits earned under the plan through September 4, 2011; and (3) Daniel P. Svilar, former General Counsel and Secretary, who retired on January 12, 2007.  Mr. Svilar received benefits pursuant to the plan through January 12, 2012.  The benefits due to Robert Scott Lorimer were funded, but the benefits paid to John L. Larsen and Daniel P. Svilar were not funded.

Changes to Long-Term Equity-Based Incentive Awards

Subject to the approval of our shareholders at the Annual Meeting, the 2012 Equity and Performance Incentive Plan (the “2012 Equity Plan”) will become effective July 1, 2012.  For the 2012 compensation period and until expiration of the current employment contracts on April 20, 2013, we plan to continue to make equity grants to existing eligible executives under the 2001 SCP, unless otherwise agreed to in writing by the eligible executives and we plan to make any equity grants made to new employees hired after July 1, 2012 under the 2012 Equity Plan.  Upon expiration of the existing executives’ current employment contracts on April 20, 2013, we plan to make equity grants to executives, for both new hires and existing executives under the 2012 Equity Plan.

Executive Stock Retention Guidelines

In order to better align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, the Board, upon the recommendation of our Compensation Committee, will consider equity retention guidelines for implementation in late 2012 or 2013.

Non-Employee Director Compensation.

Directors who are full-time employees of the Company are not paid for service as directors.  Non-employee directors receive a combination of cash payments ($2,500 per month effective September 2010 for 2011 and $1,000 per month in 2009 and 2008).  As part of the compensation analysis the Company engaged Denver Compensation & Benefits to perform an analysis of our compensation to Executive Officers and Directors.  To perform this analysis, Denver Compensation & Benefits benchmarked our compensation for non-employee directors against the director compensation levels of the Peer Group.  After reviewing the results and recommendations of Denver Compensation & Benefits’ report, the Board decided to make several changes to the Company’s non-employee director compensation.  Directors who are full-time employees of the Company will continue to not be paid for service as directors.  Beginning in 2012, non-employee directors will continue to receive cash payments of $2,500 per month.  Effective April 1, 2012, Committee Chairmen will also receive the following additional annual compensation, paid 1/12th monthly:  Audit Committee $15,000 per year; Compensation Committee $7,500 per year and Nomination Committee $5,000 per year.  Previously, the Chairmen of the Audit and Compensation Committees received $1,200 per year.  In addition, effective April 1, 2012, non-employee directors also receive $1,000 for attending Board meetings in person (previously $500 per meeting), and reimbursements for any travel expenses incurred in attending the meetings.  On March 22, 2012, the Board granted 15,000 stock options to all of the independent directors, except for Mr. Winters who was granted 10,000 stock options.  The stock options will be granted under the 2008 Stock Option Plan for Independent Directors.  The stock options will vest in equal tranches annually over a three-year period, except that Mr. Winters’ stock options vested immediately.  All unvested options will immediately vest upon the discontinuation of a director’s service with the board.  Amounts paid to these directors in 2011, 2010 and 2009 were as follows:

	Fee Earned or Paid in Cash (1)	Stock Awards	Options Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
	($)	($)	($)	($)	($)	($)	($)
Name
H. Russell Fraser*
2011	$12,500	$--	$--	N/A	N/A	$12,000	$24,500
2010	$21,500	$--	$--	N/A	N/A	$14,500	$36,000
2009	$14,000	$--	$--	N/A	N/A	$2,500	$16,500

Micheal J. Feinstein*
2011	$13,000	$--	$--	N/A	N/A	$12,000	$25,000
2010	$22,700	$--	$--	N/A	N/A	$14,500	$37,200
2009	$15,700	$--	$--	N/A	N/A	$2,500	$18,200

Allen S. Winters
2011	$29,500	$--	$--	N/A	N/A	$15,000	$44,500
2010	$21,500	$--	$--	N/A	N/A	$14,500	$36,000
2009	$14,500	$--	$--	N/A	N/A	$2,500	$17,000

Stephen V. Conrad
2011	$30,600	$--	$--	N/A	N/A	$15,000	$45,600
2010	$17,700	$--	$29,900	N/A	N/A	$2,500	$50,100

Robert Scott Lorimer
2011	$16,000	$--	$--	N/A	N/A	$3,000	$19,000

Jerry Danni
2011	$16,500	$--	$23,400	N/A	N/A	$3,000	$42,900

Leo Heath
2011	$16,500	$--	$23,400	N/A	N/A	$3,000	$42,900

Total
2011	$134,600	$--	$46,800	N/A	N/A	$63,000	$244,400
2010	$83,400	$--	$29,900	N/A	N/A	$46,000	$159,300
2009	$44,200	$--	$--	N/A	N/A	$7,500	$51,700

(1)
Non-employee directors are paid $2,500 per month effective September 2010 and $2,600 per month for the Chairman of the Audit and Compensation Committees.  During 2009 and 2008 Non-employee directors were paid $1,000 per month, $1,100 per month for the Chairman of the Audit and Compensation Committees.  Non-employee directors are paid $500 per meeting attended in person.

(2)
During 2011, Mr. Danni and Mr. Heath were granted 10,000 stock options each at the market price on the date of grant, $4.19.  During 2010, Mr. Conrad was granted 10,000 stock options at the market price on date of grant, $5.04.  The options vest over a three year period.  The options are valued using the Black Scholes valuation model.

(3)
During 2011, the directors were paid a holiday bonus of $3,000 each.  During 2010 and 2009, the directors were paid a holiday bonus of $2,500 each.  During 2011, Mr. Fraser, Mr. Feinstein, Mr. Winters and Mr. Conrad each received a $12,000 cash bonus.  During 2010 Mr. Feinstein, Mr. Fraser and Mr. Winters each received a $12,000 cash bonus.

*	Mr. Fraser’s and Feinstein’s term as an Independent Director ceased on June 24, 2011.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Jerry W. Danni, Chairman
Stephen V. Conrad
Leo Heath

PROPOSAL NO. 4 – 2012 EQUITY PLAN
Introduction

The 2012 Equity and Performance Incentive Plan provides for the grant of equity awards to officers and other employees of the Company and subsidiaries.  If approved by the shareholders at the June 29, 2012 annual meeting, the plan will replace (i) the 2001 Incentive Stock Option Plan which expired in December 2011 and (ii) the 2001 SCP, which would be terminated on April 20, 2013, the expiration date of the executive employment agreements.  However, if it does not pass, the 2001 SCP will not be terminated.  The benefits or amounts that would be received by plan participants are not determinable.

The plan is being submitted to shareholders for approval in order to comply with the applicable requirements of the NASDAQ Stock Market and is intended to allow us to preserve the tax deduction for some of our performance-based officer compensation payable under the plan that may otherwise exceed the deduction limit established by Internal Revenue Code Section 162(m).  Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options.

The plan was adopted by the Board on April 24, 2012 and will have an effective date of July 1, 2012, if the plan is approved by the shareholders at the June 29, 2012 Annual Meeting.

The plan will be approved if a majority of the votes cast on this proposal are voted “FOR” approval of the plan.  Abstentions and broker non-votes will not be included in determining the number of votes cast.

Summary of the 2012 Equity and Performance Incentive Plan

This summary is subject, in all respects, to the terms of the plan, which is attached as Appendix A to this proxy statement.

Purpose.  The purpose of the plan is to attract and retain officers and other employees of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance.

Administration.  The plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time.

Eligibility.  Participants shall be those officers and other employees of the Company or subsidiaries who are designated as participants by the Board.  As of December 31, 2011, the Company and its subsidiaries had 21officers and other employees.

Shares Available.  The plan authorizes the issuance of 1,200,000 shares pursuant to awards issued under the plan, all of which may be issued as “incentive stock options,” as described below.  The maximum number of shares with respect to which awards may be granted to any employee during any fiscal year is 200,000 shares.  As of April 25, 2012, the last reported sale price of a share of our common stock on the Nasdaq National Market was $2.75 per share.

In determining the number of shares that remain available for grant, shares shall not be counted as used unless and until they are actually delivered to a participant. The total number of shares available under the plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.  If the award is settled in cash, the number of shares on which the award is based shall not count toward the share limits.

Shares tendered with respect to the payment of any option exercise price, and shares withheld to satisfy recovery of all or a portion of the applicable tax withholding obligations, will count against the maximum share limit.

Types of Awards.  The plan provides for the grant of non-qualified stock options, incentive stock options, appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other equity-based awards. The plan permits dividend equivalents on restricted stock units and performance awards if determined by the Board.

Stock Options.  The plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code, and “nonqualified stock options” that do not meet such requirements.  The terms and conditions of stock options, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Board. In general, the exercise price must not be less than the market value per share (as defined in the plan) on the date of the grant.

Payment for shares of common stock on the exercise of stock options can be in cash, or in any other form of lawful consideration approved by the Board in its discretion from time to time, including (i) by delivery to the Company of common stock, with a market value per share on the date of delivery equal to the option exercise price; (ii)  “cashless” exercise; (iii) by withholding a number of shares otherwise deliverable upon exercise of the option; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Board.

The term of each option shall not exceed ten years after the date of grant unless approved by the Company’s stockholders.

Stock Appreciation Rights.  The plan provides that the Board may grant SARs, which entitle the participant to receive, upon exercise, an amount in cash or shares of Company common stock based on the excess of the fair market value per share upon exercise over the base price per share of the SAR (a per share price generally not less than the market value per share of common stock on the date of the grant of the SAR).  SARs must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant.  SARs can be either freestanding or tandem (meaning they are associated with a specific option and must be granted at the time of grant of such option).  A tandem SAR is exercisable only to the extent the related option is exercisable.  Upon the exercise of a tandem SAR, the related option, or the portion thereof in respect of which such SAR is exercised, will terminate.  Upon the exercise of an option granted in tandem with a SAR, such tandem SAR will terminate.

Restricted Stock and Restricted Stock Units.  The Board may award restricted stock, which are shares of common stock that are subject to specified restrictions that may result in forfeiture of the shares.  The forfeiture restrictions on the shares may be based upon completion of a specified period of service by the participant or the achievement of specified performance or other objectives.  Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares, as provided by the Board. The Board also may award to a participant restricted stock units, each representing the economic equivalent of one share of common stock and the right to receive, once vested, cash or shares of common stock as determined by the Board.  Restricted stock units may vest upon the achievement of one or more goals relating to the completion of a specified period of service by the participant, or the achievement of specified performance or other objectives, as determined by the Board.

Performance Awards.  The Board may grant performance awards that will become payable to a participant upon achievement of specified performance objectives during pre-determined performance periods. Performance awards may be denominated in stock units or other measurements of value and may be paid in cash, shares or any combination thereof.  Before the performance awards will be earned and paid, the Board must certify that the performance objectives have been satisfied.

Other Share-Based Awards.  The Board may grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock. Grants of share-based awards may be subject to such conditions, restrictions and contingencies as the Board may determine.

Code Section 162(m).  The plan is intended to enable the Company to pay qualified performance-based compensation that is exempt from the $1 million per year compensation deduction limitation of Code Section 162(m).  Performance based compensation may consist of (i) options or stock appreciation rights issued with an exercise or base price of at least 100% of the fair market value of the common stock on the date of grant, or (ii) other awards that are payable solely upon achievement of one or more objective performance criteria established  by the Committee in accordance with by Section 162(m).

The performance criteria are set at the sole discretion of the Committee and may be based upon any one or more of the following:

• Revenue
• Earnings before interest, taxes, depreciation and amortization
• Profits
• Operational cash flow
• Debt management
• Earnings per share
• Return on invested capital
• Return on equity
• Share price
• Oil and gas proved developed and proved undeveloped reserve replacement
• Oil and gas production
• Mineral reserve and resource replacement
• Mineral production

Performance criteria may be based upon the attainment of specified levels of Company (or subsidiary, division, or other operational unit) performance under one or more of the performance criteria relative to the performance of other peer companies.  Before any payments are made with respect to any awards, the Committee shall certify in writing whether and to what extent the performance criteria relating to such payment have been met.

Antidilution Provisions.  The plan provides the Board with the discretion to (i) adjust the number and type of shares subject to future awards, (ii) the number and type of shares subject to outstanding awards and (iii) the grant or exercise price with respect to any award, in each case, to prevent dilution or enlargement of benefits intended to be made available under the plan in the event of any corporate transaction, dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar capitalization or corporate change.

Effective Date; Term.  Subject to approval by stockholders, the plan will be effective as of July 1, 2012 and will remain effective for ten (10) years measured from the earlier of (i) date of the plan’s adoption or (ii) the date the plan is approved by the Company’s stockholders subject to the right of the Board to terminate the plan, on a prospective basis only, at any time.

Amendment.  The Board may amend the plan at any time but cannot, without the prior approval of stockholders (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued under the plan, (iii) materially modify the requirements for participation in the plan or (iv) make any amendment that would require approval by stockholders in order to comply with applicable law or the rules of the principal national securities exchange upon which the common stock is traded or quoted.

Change in Control.  In the event of a change in control, the Board may, in its discretion:

•	provide that any options and SARs outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

•	immediately lapse restrictions and deferral limitations applicable to any restricted stock, restricted stock unit and other awards;

•	provide that performance criteria applicable to performance awards be deemed to be satisfied;

•	provide for the assumption or substitution of awards; and

•	make such settlements of outstanding awards as it deems appropriate.

During the 12-month period following a change in control all outstanding awards shall become vested: (i) upon the involuntary termination of a participant’s employment other than termination for cause; (ii) upon the voluntary termination of employment by the participant following a material and adverse change in the participant’s compensation, responsibilities, functions or reporting relationship; or (iii) in the event a participant resigns rather than accept a mandatory relocation greater than 50 miles. Any option or SAR that remains outstanding as of the date of termination of employment may thereafter be exercised until the earlier of (i) the third anniversary of the date of termination, or (ii) the expiration of the term of such option or SAR.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of awards made under the plan.  It is based on the federal tax laws and regulations currently in effect and existing administrative rules of the Internal Revenue Service.  Participants may also be subject to state and local taxes in connection with the grant of awards under the plan.  Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted to them under the plan.  This information may not be applicable to employees who are not residents of the United States.

Non-qualified Stock Options.  No income, for federal income tax purposes, will be realized by a participant at the time a non-qualified stock option is granted.  At the date of exercise of a non-qualified stock option, ordinary compensation income will be realized by the participant in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (the amount paid for the shares), and the Company will receive a tax deduction for the same amount.  Upon the sale of such shares, any gain or loss realized is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

Incentive Stock Options.  No income, for federal income tax purposes, will be realized by a participant at the time an incentive stock option is granted.  If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within one year after the date of exercise or within two years after the date of grant, (a) no income, for federal income tax purposes, will be realized by the participant at the date of exercise, (b) upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant, for federal income tax purposes, as a long -term capital gain and any loss sustained will be a long -term capital loss, and (c) no deduction will be allowed to the Company for federal income tax purposes.  If, however, the shares are sold before the expiration of the holding periods, the participant will recognize ordinary income from any gain on such sale up to the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount.  Such amount also will be the tax basis for the shares the participant acquires.  Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

Stock Appreciation Rights.  At the date of grant of stock appreciation rights, the participant will not be deemed to receive income, and the Corporation will not be entitled to a deduction.  Upon exercise, the holder of a stock appreciation right will realize ordinary compensation income equal to the amount of cash or the market value of the shares received on exercise.  The Company will be entitled to a deduction with respect to the ordinary income realized by the participant.

Restricted Stock Awards.  Ordinary income will be realized by a recipient of a restricted stock award upon such stock no longer being subject to a risk of forfeiture at the end of the restriction period.  The amount of income realized will be equal to the fair market value of the shares on the first day after the end of the restriction period, less the amount paid for the shares, if any.  Such amount will also constitute the tax basis for the shares.  In addition, the holding period will commence on the day the restriction expires for purposes of determining whether the recipient has long -term or short-term capital gain or loss on a subsequent sale of shares.  The Company will be entitled to a deduction with respect to the ordinary compensation income realized by the participant.

A recipient of a stock award who makes an election under Section 83(b) of the Code within 30 days after the date of the grant will recognize ordinary income equal to the fair market value on the date of grant less the amount paid for the shares if any, and will recognize no additional income until the shares are subsequently sold.  Upon sale of the shares, the tax basis will be equal to the fair market value on the date of the grant, and the holding period for capital gains purposes will commence on the date of grant.  If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction refund or loss for tax purposes (other than a capital loss with respect to the amount of tax previously paid).

Restricted Stock Units.  Restricted stock units, whether paid in cash or shares of common stock, will not result in taxable income to a participant or provide a deduction to the Company until payment is made to the participant.  Upon receipt of a payment, the participant will realize ordinary income equal to the amount of the cash received in the case of a cash payment or the market value of the shares received at the time of payment in the case of a payment in shares of common stock.  Upon such payment, the Company will be entitled to a corresponding deduction with respect to the ordinary income realized by the participant.  In addition, the holding period begins on the date any shares are received, if not subject to any restrictions, for purposes of determining short-term or long -term capital gain or loss on a subsequent sale of the shares.

Other Stock-Based Awards.  Other awards will generally result in ordinary income to the participant at the time such awards are paid to the participant and in the amount of such payment.  The Company will ordinarily be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Code Section 162(m). Code Section 162(m) generally allows the Company to obtain tax deductions without limitation for qualified performance based compensation.  The Company intends that options and performance-vested awards granted under the plan will qualify as performance based compensation.  However, a number of requirements must be met in order to so qualify, and there can be no assurance that such compensation will be fully deductible under all circumstances.  In addition, other awards under the plan may not qualify as performance based compensation, and any deduction in regards to same may be limited under Code Section 162(m).

Recommendation of the Board

The Board recommends you vote For Proposal 4.

Compensation Committee Interlocks and Insider Participation

We had no Compensation Committee interlocks for purposes of SEC Regulation S-K 407(e) in 2011.

Certain Relationships and Related Transactions

Family Employment

Keith G. Larsen, Chairman and CEO, and Mark J. Larsen are brothers.  Richard Larsen, brother of Keith and Mark Larsen, is the chief pilot for the Company and Reggie Larsen, son of Richard Larsen, is the Manager of Investment Relations.  The following table sets forth the amounts paid to these family members:

			Stock	Option
	Salary	Bonus (1)	Awards	Exercise/Vest	ESOP	401 (k)	Other	Total
Richard Larsen	$147,000	$25,300	$-	$180,000	$24,700	$4,000	$300	$381,300
Reginald Larsen	$65,000	$9,200	$-	$-	$9,700	$3,600	$-	$87,500
	$212,000	$34,500	$-	$180,000	$34,400	$7,600	$300	$468,800

(1)
Bonuses for Richard Larsen and Reginald Larsen were accrued at December 31, 2011 under the PCP on the same terms as all employees.  These bonus amounts were paid during the first quarter of 2012.  Richard Larsen and Reginald Larsen were paid a 10% annual holiday bonus on the same terms as all other employees.

The Company has adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired, supervised or terminated by a direct family member.  Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members.  In addition, a direct family member of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company and (d) that the family member is the most qualified for the position.  Further, written approval from the chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by the Company.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain “related persons,” a category that generally includes executive officers, directors, and beneficial owners of five percent or more of our common stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.  We refer to transactions with these related persons as “related party transactions.”  The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, although, as a matter of practice, the Committee reviews and approves all such transactions regardless of the amount involved.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

•	the size of the transaction and the amount of consideration that might be paid to a related person;

•	the nature of the interest of the applicable related person; and

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Committee must be reasonably satisfied that:

•	The transaction likely will significantly benefit all shareholders, even though it will provide a benefit to the related parties; and

•	Goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company’s needs, or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Committee may enlist outside sources to obtain information about the possibility of using third party vendors’ goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in “Family Employment.”

The policy has been followed by the Committee since 2004.

Related Party Transactions

There were no related party transactions in 2011 except for the compensation described in “Family Employment.”

Report of the Audit Committee

Note: Notwithstanding anything to the contrary otherwise set forth in any of the Company’s filings under the Securities act of 1933 or the Exchange Act, that might incorporate other filings (including this Proxy Statement) with the SEC, the following Report of the Audit Committee shall not be deemed to be incorporated by reference into any other such filings.

Management is responsible for the preparation of the Company’s financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls.  Hein & Associates LLP is responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.  The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit services.

In performing its oversight functions in connection with the Company’s financial statements as of and for the year ended December 31, 2011, the Audit Committee has

• Reviewed and discussed the audited financial statements with management and Hein & Associates LLP, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

• Discussed with Hein & Associates LLP those matters required to be discussed by the Statement on Auditing Standards No. 61, of the Auditing Standards Board of the American Institute of Certified Public Accountants;

• Received written disclosures from Hein & Associates LLP regarding their independence as required by the PCAOB and discussed with Hein & Associates LLP their independence; and

• Reviewed and approved the services provided by Hein & Associates LLP.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012.

Respectfully submitted by the Audit Committee of the Board

Steven V. Conrad, Chairman
Jerry W. Danni
Leo A. Heath

Appendix A
U.S. Energy Corp.
2012 Equity and Performance Incentive Plan

Adopted By the Board: April 24, 2012
Approved by the Shareholders:  June 29, 2012
Effective: July 1, 2012

1. Purpose. The purpose of the 2012 Equity and Performance Incentive Plan is to attract and retain officers and other employees of U.S. Energy Corp., a Wyoming corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

(a)  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Unit, Other Share-Based Award, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 11.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(g) “Company” means U.S. Energy Corp., a Wyoming corporation, and its successors.

(h) “Date of Grant” means the date specified by the Board on which a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means July 1, 2012.

(k) “Eligible Individual” means an officer or employee of the Company or any one or more of its Subsidiaries.

(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(o) “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance objectives themselves.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable.

(q) “Market Value per Share” means, as of any particular date, the closing sale price of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed. If the Common Stock is not traded on a given date, the Market Value per Share means the closing price for a share of Common Stock on the principal national securities exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock is traded. If the Common Stock is not listed on a national securities exchange, the Market Value per Share shall be the fair market value of a share of Common Stock as determined in good faith by the Board in accordance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the Eligible Individual named in an Evidence of Award evidencing an outstanding Option.

(s) “Option Price” means the purchase price per Share payable on exercise of an Option.

(t) “Option” means an option to purchase Common Stock granted pursuant to Section 4 of this Plan.

(u) “Participant” means an Eligible Individual who has received an Award under this Plan.

(v) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be measured.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(y) “Plan” means this U.S. Energy Corp. 2012 Equity and Performance Incentive Plan, as may be amended from time to time.

(z) “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which the applicable Restriction Period has not yet lapsed.

(aa) “Restriction Period” means the period of time during which Restricted Stock is subject to a substantial risk of forfeiture or Restricted Stock Units are subject to restrictions, as provided in Section 6 and Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(cc) “Share” means one share of Common Stock.

(dd) “Spread” means, on any applicable measurement date, the excess of the Market Value per Share over the Option Price or Base Price provided for in an Option or Stock Appreciation Right, respectively.

(ee) “Separation from Service” means a Participant’s Termination of Employment with the Company and any of its Subsidiaries or affiliates that qualifies as a “separation from service” for purposes of Section 409A of the Code. A Separation from Service will be deemed to occur where the Participant and the Company, its Subsidiary or affiliate, reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Company and any of its Subsidiaries or affiliates for less than 36 months).

(ff)  “Stock Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(gg)  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh) “Tandem Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

(ii) “Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or affiliates. Unless otherwise determined by the Board, if a Participant’s employment with the Company and its affiliates terminates but such Participant continues to provide services to the Company and its affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the disaffiliation of such Participant’s subsidiary, affiliate, or division unless the Board specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and affiliates do not constitute a Termination of Employment. If an Award is subject to Section 409A of the Code, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 13 of this Plan, a maximum of 1,200,000 shares of Common Stock may be delivered pursuant to Awards granted under this Plan.  All of the shares reserved for issuance may be subject to Incentive Stock Options.

(ii) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by any Common Stock relating to prior Awards that have expired or have been forfeited or cancelled.  If the Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the share limits set forth in this Section 3.  Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option or the Base Price of a Stock Appreciation Right, the total number of shares of Common Stock covered by the Option or Stock Appreciation Right being exercised shall count against the aggregate Plan limit described above and (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate Plan limit described above.

(b) Limitations on Grants to Individual Participant.

(i) Subject to adjustment as provided in Section 13 of this Plan, the maximum number of Shares with respect to which Awards may be granted hereunder to any employee during any fiscal year of the Company shall be 200,000 Shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

4. Options. The Board may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Individuals options to purchase Common Stock.  Each grant of Options will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each Evidence of Award will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant (or 110% of the Market Value Per Share in the case of an Incentive Stock Option issued to the owner of 10% or more of the voting power of the Company or any of its Subsidiaries).

(c) Each Evidence of Award will specify whether the Option Price will be payable, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, in any form of lawful consideration  approved by the Committee.  As of the Effective Date (and subject to any future action by the Committee to restrict the forms of consideration that may be used to pay the Option Price) the Committee has approved the following:: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Market Value per Share on the date of delivery equal to the Option Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Market Value per Share on the date of attestation equal to the Option Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a "cashless" exercise program established with a broker; (iii) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Market Value per Share equal to the aggregate Option Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) any other form of legal consideration that may be acceptable to the Committee including but not limited to “net” or “immaculate” exercise. Unless otherwise specifically provided in the Evidence of Award, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e) Each Evidence of Award will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before the Options or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Options in the event of the retirement, death or disability of a Participant, or a Change of Control.

(f) Any Evidence of Award Option may specify Management Objectives that must be achieved as a condition to the Options becoming exercisable.

(g) Options granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options shall be designated as such in the Evidence of Award and may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(i) The exercise of an Option will result in the cancellation on a share for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) Each Evidence of Award shall specify the period during which the Option may be exercisable; provided, however that no Option will be exercisable more than 10 years from the Date of Grant (5 years for any Incentive Stock Option issued to any owner of 10% or more of the outstanding voting securities of the Company or any of its Subsidiaries). Each Evidence of Award may provide for accelerated expiration of the Option upon the Participant’s Termination of Employment.

5. Stock Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Options granted hereunder, or (ii) to any Eligible Individual, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Tandem Appreciation Right at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Free Standing Appreciation Right at the time of exercise.

(b) Each grant of Stock Appreciation Rights will be evidenced by an Evidence of Award which shall identify the Stock Appreciation Right as a Free-Standing Appreciation Right or a Tandem Appreciation Right (and in the case of Tandem Appreciation Rights shall identify the related Option) and shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions of this section and section 5(c) and 5(d) below (as applicable), and those of the remainder of the Plan:

(i) Each Evidence of Award shall specify the amount payable upon exercise of the Stock Appreciation Right and may provide that such may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(ii) Any Evidence of Award may specify that the amount payable on exercise of a Stock Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) No grant of Stock Appreciation Rights may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Stock Appreciation Rights.

(c) Each Evidence of Award of Tandem Appreciation Rights shall specify the Base Price of such Tandem Appreciation Rights (which shall generally equal the Option Price of the Related Option) and will provide that such Tandem Appreciation Rights may be exercised only at a time and during the period when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each Evidence of Award will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Each Evidence of Award will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Free-Standing Appreciation Right or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Free-Standing Appreciation Rights in the event of the retirement, death or disability of a Participant, or a Change of Control;

(iii) Any Evidence of Award of Free-Standing Appreciation Rights may specify Management Objectives that must be achieved as a condition of the Free-Standing Appreciation Rights becoming exercisable;

(iv) Each Evidence of Award shall specify the period during which the Free-Standing Appreciation Right may be exercisable; provided, however that no Free-Standing Appreciation Right will be exercisable more than 10 years from the Date of Grant. Each Evidence of Award may provide for accelerated expiration of the Free-Standing Appreciation Right upon the Participant’s Termination of Employment; and

(v) Successive grants of Free-Standing Appreciation Rights may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised.

6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, grant or sell Restricted Stock to Participants. Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than or equal to the Market Value per Share at the Date of Grant.

(c) Each Evidence of Award will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code during the Restriction Period, which “substantial risk of forfeiture” may lapse upon the passage of time and/or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during the Restriction Period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board in the Evidence of Award (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any Evidence of Award may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be subject to the same restrictions as the underlying award and/or reinvested or deemed reinvested in additional shares of Restricted Stock.  In the event such dividends are not reinvested or deemed reinvested in additional shares of Restricted Stock, they shall be paid in cash (without interest) on the date on which the Restricted Period lapses.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Restricted Stock Units to Eligible Individuals.  Each grant of Restricted Stock Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant will constitute the agreement by the Company to deliver one share of Common Stock per Restricted Stock Unit (or to deliver the cash equivalent thereof) to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify in the Evidence of Award. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares subject to the Restricted Stock Units as to which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of Control.

(c) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote the Common Shares subject to the Restricted Stock Units, but the Board may in the Evidence of Award authorize the payment of dividend equivalents on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock,  provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

(d) Each Evidence of Award Unit will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each Evidence of Award will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be based on the Market Value per Share as of the date on which the Restriction Period lapsed with respect to each Restricted Stock Unit.

8. Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each grant or sale of Performance Shares and Performance Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, and may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change of Control.

(c) Any Evidence of Award will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each Evidence of Award will specify the payment to be made pursuant to any award of Performance Shares or Performance Units and the time and manner of such payment. Any Evidence of Award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(e) Any Evidence of Award may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Evidence of Award may provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock subject in all cases to payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Eligible Individual such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d) Share-based awards pursuant to this Section 9 are not required to be subject to any minimum vesting period.

10. Transferability.

(a) Except as otherwise determined by the Board, no Option, Stock Appreciation Right or other Award shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award be transferred for value. Except as otherwise determined by the Board, Options and Stock Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) Any Evidence of Award may provide that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon (A) the exercise of Options or Stock Appreciation Rights, (B) upon the termination of the Restriction Period applicable to Restricted Stock Units or (C) upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer that are consistent with applicable law.

11. Change in Control.

(a) In the event of a Change in Control, but notwithstanding any other provision of the Plan to the contrary, the Board may, in its discretion, take any of the actions listed in this Section 11.

(i) provide that any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

(ii) provide that any Restricted Stock, Restricted Stock Unit and other Awards shall become vested in full;

(iii) provide that Performance Criteria applicable to Performance Shares and Performance Units or Management Objectives applicable to other Awards shall be deemed to be satisfied and such Awards shall be considered to be earned and payable in full;

(iv) provide for the assumption or substitution of equal or greater value of any Award on such terms and conditions as the Board deems appropriate and consistent with Section 409A of the Code;

(v) make such settlements of outstanding Awards as it deems appropriate, including, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Board in its sole discretion; and

(vi) provide for the cancellation without payment of each Option or Stock Appreciation Right or other Award with an Option Price or Base Price (or similar amount) greater than the consideration offered in connection with any such Change in Control.

(a)  The Board’s actions need not be uniform, and may result in disparate treatment among Participants, Awards, and portions of the same Award, as the Board determines in its sole and absolute discretion.

(b) Notwithstanding the foregoing, in the event the Board does not, for any reason, provide for the assumption or substitution with an award of equal or greater value of any Award (or portion thereof) pursuant to the Change in Control transaction, such Award (or portion thereof) shall become vested in full immediately prior to such Change in Control.

(c) To the extent the Board provides for the assumption or substitution with an award of equal or greater value of an outstanding Award (or portion thereof), then, to the extent not otherwise vested by the Board in accordance with the provisions of this Section 11 and notwithstanding any other provision of this Plan to the contrary, during the 12-month period following a Change in Control: (i) upon the involuntary termination of an Optionee or Participant’s employment other than termination for Cause; (ii) upon the voluntary termination of employment by the Participant following a material and adverse change in the Optionee or Participant’s compensation, responsibilities, functions or reporting relationship; or (iii) in the event an Optionee or  Participant resigns rather than accept a mandatory relocation greater than 50 miles; then, in any such event, all outstanding Awards held by such Optionee or Participant shall become vested as of the Date of Termination. Any Option or Stock Appreciation Right held by the Optionee or Participant as of the date of the Change in Control that remains outstanding as of the date of Termination of Employment may thereafter be exercised, until the earlier of (i) the third anniversary of the date of Termination of Employment; or (ii) the expiration of the Term of such Option or Stock Appreciation Right. Restricted Stock shall immediately be vested free and transferable. Restricted Stock Units, Performance Shares, Performance Units and other Awards shall be vested as of the Termination of Employment and settled as soon as practicable as specified in the Evidence of Award; provided, however, that if the Award is subject to Section 409A and the Optionee or Participant is a Specified Employee, the Award shall be settled on the first day of the seventh month following the Participant’s Termination of Employment.

(d) For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then-outstanding Shares of Common Stock plus any other outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the Company and any employee benefit plan (or related trust) sponsored by it shall not be deemed to be a Person; or

(ii) A change in the composition of the Board such that the individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. For this purpose, any individual whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries or a sale or other disposition of substantially all of the assets of the Company or a material acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, (each, a “Business Combination”) if:

(A) the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such Business Combination; or

(B) a Person beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of stock of the corporation resulting from such Business Combination; or

(C) members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv) A complete liquidation or dissolution of the Company.

(e)  If an Award is subject to Section 409A of the Code, any provision regarding the timing or form of payment upon a Change in Control shall be set forth in the Award Agreement when the Award is granted.  The payment or settlement of any such Award that is subject to Section 409A of the Code shall accelerate upon a Change in Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change-in-Control as defined in the Plan without regard to this paragraph, even if the event does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” under Section 409A.

12. Securities Act Compliance.

(a) If the Board deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Board may require a written investment intent representation by the Optionee or Participant and may require a restrictive legend be affixed to certificates for shares of Common Stock.

(b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal, state or local securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, until such provisions would be satisfied.  Nothing herein shall require the Company to take any actions to cause such exercise, nonforfeitability or delivery to comply with all such provisions.

13. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, the Option Price of Options and the Base Price of Stock Appreciation Rights, Options and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13;  provided, however, that any such adjustment to the number specified in Section 3(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

14. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (the “Committee”) of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such Committee or subcommittee. A majority of the Board or Committee (or subcommittee), as applicable, will constitute a quorum, and the action of the members of the Board or Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Board or Committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 14(a), the Committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan. The Board or the Committee may, by resolution and consistent with applicable law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

15. Clawback.  Any benefits the Optionee or Participant may receive under this Plan shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Optionee or Participant.

16. Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined from time to time by the Board.

17. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant fails to make arrangements for the payment of tax, the Company may withhold such tax from any other form of remuneration payable to the Participant, including, if it determines in its sole and absolute discretion, from shares of Common Stock payable pursuant to the Award having a value equal to the amount required to be withheld. When a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 18 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Options.

19. Amendments, Termination Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

(c) If permitted by Section 409A of the Code, but subject to Section 20d) hereof, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, or in the case of a change of control, the Board may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 20(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 13 above, no such amendment shall impair any material right of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the tenth business day following (i) the seventh month after such Separation of Service, (ii) the Participant’s death, (iii) or such earlier date or event on which such amount may be paid without violating the provisions of Code Section 409A.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21. Code Section 162(m) Provisions.

(a) Covered Employees.

(i) Notwithstanding any other provision of the Plan, if the Committee determines that any Award is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” (within the meaning of 162(m) (3) of the Code), then the Committee may provide that this Section 21 is applicable to such Award.

(b) Performance Goals.

(i) If an Award is subject to this Section 18, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more specified levels of Performance Criteria as defined in Appendix A. Such Performance Criteria may be based solely by reference to the Company’s performance or the performance of a division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such Performance Criteria as “performance-based compensation” under Section 162(m). Such Performance Criteria shall be set by the

Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Section 21, the Committee shall certify in writing whether and to what extent the Performance Criteria relating to such payment have been met.

(c) Other Restrictions.

(i) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 21 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

22. Code Section 280G Reduction in Awards.

(a) Notwithstanding anything to the contrary contained in this Plan, in the event the Company determines, in its sole discretion, that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (collectively, “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then there shall be made a calculation under which such Payments provided to the Participant are reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax (the “4999 Limit”).  A comparison shall then be made between (A) Participant’s Net After-Tax Benefit (as defined below) assuming application of the 4999 Limit; and (B) Participant’s Net After-Tax Benefit without application of the 4999 Limit.  If (B) exceeds (A), then no limit on the Payments received by Participant under this Agreement shall be imposed by this Section 22.  Otherwise, the amount payable to Executive pursuant to this Agreement shall be reduced so that no such Payment is subject to the Excise Tax.  “Net After-Tax Benefit” shall mean the sum of (x) all payments that Participant receives or is entitled to receive that are in the nature of compensation and contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 280G(b)(2) (either, a “Section 280G Transaction”), less (y) the amount of federal, state, local and employment taxes and Excise Tax (if any) imposed with respect to such payments.

(b) In the event that a reduction in Payments is required pursuant to the immediately preceding paragraph, then, except as provided below with respect to Payments that consist of health and welfare benefits, the reduction in Payments shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio.  For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts being paid furthest in the future being reduced first.  For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro-rata basis (but not below zero) prior to reducing Payments next in order for reduction.  For purposes of this Section, “Parachute Payment Ratio” shall mean a fraction, the numerator of which is the value of the applicable Payment as determined for purposes of Code Section 280G, and the denominator of which is the financial present value of such Parachute Payment, determined at the date such payment is treated as made for purposes of Code Section 280G (the “Valuation Date”).  In determining the denominator for purposes of the preceding sentence (1) present values shall be determined using the same discount rate that applies for purposes of discounting payments under Code Section 280G; (2) the financial value of payments shall be determined generally under Q&A 12, 13 and 14 of Treasury Regulation 1.280G-1; and (3) other reasonable valuation assumptions as determined by Company shall be used.  Notwithstanding the foregoing, Payments that consist of health and welfare benefits shall be reduced after all other Payments, with health and welfare Payments being made furthest in the future being reduced first.

Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or participates in a severance program sponsored by the Company or one of its affiliates that contains express provisions regarding Section 280G or Section 4999 of the Code (or any similar successor provision), the Section 280G or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Payments due that Participant.

23. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Wyoming.

24. Effective Date/Expiration. This Plan will be effective as of the Effective Date, which is the date on which the Plan is adopted by the Board.  The Plan shall be submitted to the Company’s stockholders for approval. Unless the Plan is approved by the Company’s stockholders within twelve (12) months before or after the Effective Date, the Plan and all Awards made under it shall be void and of no force and effect. No grant will be made under this Plan more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the Company’s shareholders, whichever is earlier but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

25. Miscellaneous.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may, to the extent compliant with applicable law, condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Exhibit A

Section 162(m) Performance Criteria

Pursuant to Section 18(b)(i), performance goals established for purposes of conditioning the grant of an Award shall be based on one or more of the following performance criteria (“Performance Criteria”) and need not be the same for each Participant: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, operating earnings, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the Company’s shares; (x) the growth in the value of an investment in the Company’s shares assuming the reinvestment of dividends;  (xi) the attainment of certain target levels of, or a percentage increase in, oil and gas proved developed and proved undeveloped reserves;  (xii) the attainment of certain target levels of, or a percentage increase in, average daily oil and gas production, (xiii) the attainment of certain target levels of mineral reserve and resource replacement, and (xiv) the attainment of certain target levels of mineral production.  For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or Subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other peer companies. To the extent permitted under Code Section 162(m) (including compliance with any requirements for stockholder approval) and Code Section 409A, the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M46763-P25170

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareholders
to be held June 29, 2012 8:30 AM, MDT

The shareholder(s) hereby appoint(s) (Mark J. Larsen) and (Steven R. Youngbauer), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Annual meeting of shareholder(s) to be held at 8:30 AM, MDT on 6/29/2012, at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501, and any adjournment or postponement thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side

U.S. ENERGY CORP.

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M46762-P25170 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith G. Larsen (2015)
02) Thomas R. Bandy (2015)

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal No. 2:			
2. Ratification of appointment of Hein & Associates LLP as the independent auditors of the company for the fiscal year 2012.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 3:			
3. An advisory vote on executive compensation ("Say on Pay").	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No 4:			
4. Approval of the 2012 Equity Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check box unless you want to exercise cumulative voting.** ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date